Exhibit 10.5

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

CONFIDENTIAL

Execution Version

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

BETWEEN

BIOGEN MA INC.

AND

C4 THERAPEUTICS, INC.

Dated December 28, 2018

i

ARTICLE 8	REPRESENTATIONS, WARRANTIES, AND COVENANTS	43

8.1	Mutual Representations and Warranties of the Parties	43
8.2	Additional Representations and Warranties of C4	44
8.3	Covenants of C4	46
8.4	DISCLAIMER OF WARRANTIES	46
8.5	LIMITATION OF LIABILITY	46

ARTICLE 9	CONFIDENTIALITY	47

9.1	Confidential Information	47
9.2	Non-Disclosure and Non-Use Obligation	47
9.3	Return of Confidential Information	47
9.4	Exemptions	47
9.5	Permitted Disclosures	48
9.6	Confidential Treatment	49
9.7	Use of Name and Logo	49
9.8	Residual Knowledge	49
9.9	Publications	49

ARTICLE 10	INTELLECTUAL PROPERTY	50

10.1	Ownership	50
10.2	Assignments	51
10.3	Joint Technology	53
10.4	Patent Prosecution and Maintenance	53
10.5	Patent Enforcement	55
10.6	Defense of Claims	56
10.8	Patent Term Extensions	57
10.9	Summary of Activities	57

ARTICLE 11	INDEMNIFICATION	57

11.1	Indemnification by C4	57
11.2	Indemnification by Biogen	57
11.3	Procedure	57

ARTICLE 12	TERM AND TERMINATION	58

12.1	Term	58
12.2	Termination for Cause	58
12.3	Termination for Insolvency	59
12.4	Termination for Convenience	60
12.5	Effects of Termination	60
12.6	Alternative Remedy in Lieu of Termination	61
12.7	Rights Accruing Prior to Expiration or Termination	61
12.8	Survival	61

ARTICLE 13	MISCELLANEOUS	61

13.1	Assignment	61
13.2	Entire Agreement; Amendments	62
13.3	Force Majeure	62
13.4	Waiver	62
13.5	Severability	62
13.6	Notices	62
13.7	Governing Law	63

ii

13.8	Dispute Resolution	63
13.9	Jurisdiction; Venue	63
13.10	Relationship of the Parties	64
13.11	Performance by Affiliates	64
13.12	Interpretation	64
13.13	Further Assurances	65
13.14	Counterparts	65

Schedules:

Schedule 1.37: C4 Hit Criteria

Schedule 1.42: C4 Licensed Patent Rights

Schedule 3.1.3(a): Candidate Development Plan for [***]

Schedule 3.1.3(b): Candidate Development Plan for [***]

Schedule 3.1.3(c): Candidate Development Plan for [***]

Schedule 3.1.9: Form of Candidate Development Financial Report

Schedule 4.1.1: Contact List

Schedule 9.9.2: Press Release

iii

COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

This COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (this “Agreement”) is entered into as of December 28, 2018 (the “Effective Date”) by and among Biogen MA Inc., a corporation organized and existing under the laws of Massachusetts and having a principal place of business at 225 Binney Street, Cambridge, MA 02142 (“Biogen”) and C4 Therapeutics, Inc., a corporation organized and existing under the laws of Delaware with a principle place of business at 490 Arsenal Way, Watertown, MA 02472 (“C4”). Biogen and C4 are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Biogen is engaged in, among other things, Development, Manufacturing, and Commercialization of biopharmaceutical products;

WHEREAS, C4 has certain expertise and proprietary protein degradation technology that uses Degronimid compounds to activate the ubiquitin proteasome system in target proteins;

WHEREAS, the Parties are interested in entering into a collaboration to utilize Biogen’s and C4’s expertise and C4 Degrader Platform to perform research services and other activities, including (a) Candidate Development Activities, with the goal of identifying Development Candidates directed to each Collaboration Target, and (b) Sandbox Activities to, among other things, inform the selection of the Additional Targets and identification of potentially useful ligands, each in accordance with the terms and conditions set forth in this Agreement;

WHEREAS, Biogen is making upfront payments to C4 as prepayment of the costs and expenses to be incurred by C4 in the performance of research services under this Agreement; and

WHEREAS, C4 desires to (a) grant to Biogen, and Biogen desires to receive from C4, an exclusive, worldwide license under the C4 Licensed Technology to exploit Development Candidates and Products in the Field in the Territory, and (b) assign to Biogen, and Biogen desires to accept such assignment from C4, all of C4’s rights, title, and interests in and to the Target-Specific Technology and Product-Specific Technology.

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

1.1	[***]

1.2	“Acquiror” has the meaning set forth in Section 3.7 (Effect of Acquisition of C4).

1.3	“Acquisition Party” has the meaning set forth in Section 3.7 (Effect of Acquisition of C4).

1.4	“Additional Cure Period” has the meaning set forth in Section 12.2.3 (Disputes Regarding Material Breach).

1.5

“Additional Target” means any target that will be the subject of a Candidate Development Program, which targets will be selected in accordance with Section 3.1.1(b)(i) (Selection of Additional Targets) and any alternative splice variants, mutants, polymorphisms, and fragments thereof.

1.6	“Additional Target Notice” has the meaning set forth in Section 3.1.1(b)(i) (Selection of Additional Targets).

1.7	“Additional Target Selection Period” has the meaning set forth in Section 3.1.1(b)(i) (Selection of Additional Targets).

1.8

“Affiliates” of a Person means any other Person that (directly or indirectly) is controlled by, controls or is under common control with such Person. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person, will mean the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and “control” will be presumed to exist if either of the following conditions is met: (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast at least 50% of the votes in the election of directors or (b) in the case of a non-corporate entity, direct or indirect ownership of at least 50% of the equity interests with the power to direct the management and policies of such entity.

1.9	“Alliance Manager” has the meaning set forth in Section 4.1.1 (Alliance Managers).

1.10

“Applicable Law” means applicable laws, statutes, rules, regulations, and other pronouncements having the effect of law of any Governmental Authority that may be in effect from time to time, including for clarity any applicable rules, regulations, guidances, and other requirements of any Regulatory Authority that may be in effect from time to time.

1.11

“Assigned Platform Know-How” means any Collaboration Platform Know-How that is developed or invented during the Collaboration Term by Biogen or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Person contractually required to assign or license such Know-How (or Patent Rights Covering such Know-How) to Biogen or any Affiliate of Biogen, whether solely or jointly with others, in the course of performance of Collaboration Activities undertaken pursuant to this Agreement. Notwithstanding any provision of this Agreement to the contrary, Assigned Platform Know-How expressly excludes any Product-Specific Know-How or Target-Specific Know-How.

1.12

“Assigned Platform Patent Rights” means any Collaboration Platform Patent Rights that Cover Assigned Platform Know-How. Notwithstanding any provision of this Agreement to the contrary, Assigned Platform Patent Rights expressly excludes any Product-Specific Patent Rights or Target-Specific Patent Rights.

1.13	“Assigned Platform Technology” means Assigned Platform Patent Rights and Assigned Platform Know-How.

1.14	“Audited Party” has the meaning set forth in Section 7.11 (Financial Audits).

1.15	“Auditing Party” has the meaning set forth in Section 7.11 (Financial Audits).

1.16	“Biogen Candidate Development Activities” has the meaning set forth in Section 3.1.2(b) (Biogen Candidate Development Activities).

1.17

“Biogen Collaboration Know-How” means Collaboration Know-How, other than Assigned Platform Know-How, developed or invented solely by Biogen’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons contractually required to assign or license such Collaboration Know-How to Biogen or any Affiliate of Biogen, in each case, in the performance of Collaboration Activities under this Agreement during the Term.

1.18	“Biogen Collaboration Patent Rights” means all Collaboration Patent Rights that Cover Biogen Collaboration Know-How.

1.19	“Biogen First Right Patent Rights” has the meaning set forth in Section 10.4.1(a) (Biogen’s Rights).

1.20

“Biogen Grantback Claim” means any claim (a) of a Collaboration Patent Right solely owned by Biogen (including those assigned to Biogen pursuant to this Agreement) that solely and specifically Covers a discovery, improvement, modification, enhancement, or creation to (i) an E3 Ligase Binding Moiety, (ii) a Linker, or (iii) a combination of (i) and (ii), in each case ((i) – (iii)), to the extent that such E3 Ligase Binding Moiety or Linker is delivered by C4 to Biogen pursuant to a Candidate Development Plan, or (b) included in a C4 Licensed Patent Right that exists as of the Effective Date. Notwithstanding anything to the contrary set forth in this Agreement, “Biogen Grantback Claims” does not include any claim of a Product-Specific Patent Right or Target-Specific Patent Right.

1.21	“Biogen Identified Rights” has the meaning set forth in Section 7.6.5 (C4 Third Party Agreements).

1.22	“Biogen Indemnified Party” has the meaning set forth in Section 11.1 (Indemnification by C4).

1.23

“Biogen Know-How” means any Know-How Controlled by Biogen or any of its Affiliates, whether or not developed or acquired by Biogen or any of its Affiliates before or after the Effective Date, including all Biogen Collaboration Know-How, Product-Specific Know-How, and Target-Specific Know-How.

1.24

“Biogen Licensed Know-How” means any Biogen Know-How that is (a) necessary or useful for C4 to conduct any C4 Candidate Development Activities under any Candidate Development Plan or the Sandbox Activities allocated to C4 under the Sandbox Plan and (b) actually provided by Biogen to C4 for use in such C4 Candidate Development Activities or Sandbox Activities.

1.25

“Biogen Licensed Patent Rights” means any Patent Rights Controlled by Biogen or any of its Affiliates that Cover any Biogen Licensed Know-How, including all Biogen Collaboration Patent Rights, Product-Specific Patent Rights, and Target-Specific Patent Rights.

1.26	“Biogen Licensed Technology” means Biogen Licensed Know-How and Biogen Licensed Patent Rights.

1.27	“Biogen Patent Rights” means any Patent Rights Controlled by Biogen or any of its Affiliates that Cover Biogen Know-How.

1.28	“Biogen-Prosecuted Patent Rights” has the meaning set forth in Section 10.4.1(a) (Biogen’s Rights).

1.29	“Biogen Records” has the meaning set forth in Section 7.11 (Financial Audits).

1.30	“Biogen Technology” means Biogen Know-How and Biogen Patent Rights.

1.31	“Business Day” means any day other than a Saturday, Sunday, or bank or other public holiday in Boston, Massachusetts.

1.32	“C4 Candidate Development Activities” has the meaning set forth in Section 3.1.2(a) (C4 Candidate Development Activities).

1.33

“C4 Collaboration Know-How” means Collaboration Know-How, other than Target-Specific Know-How and Product-Specific Know-How, developed or invented solely by C4’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons contractually required to assign or license such Collaboration Know-How to C4 or any Affiliate of C4, in each case, in the performance of Collaboration Activities under this Agreement during the Term.

1.34	“C4 Collaboration Patent Rights” means all Collaboration Patent Rights that Cover C4 Collaboration Know-How, but expressly excluding Target-Specific Patent Rights and Product-Specific Patent Rights.

1.35	“C4 Degrader Platform” means the C4 degradation platform comprised of its proprietary Degrader Components and assays relevant to the discovery or development of Degraders.

1.36	“C4 First Right Patent Rights” has the meaning set forth in Section 10.4.1(b) (C4’s Rights).

1.37

“C4 Hit Criteria” means, with respect to a target that Biogen proposes to select as an Additional Target, C4’s success criteria for degraders directed to such target set forth on Schedule 1.37 (C4 Hit Criteria), which success criteria are intended to identify such degraders and associated ligands as capable of binding to or having activity with respect to such target, including appropriate screening assays and parameters, binding potency, and cross-assays to confirm selectivity for such target.

1.38	“C4 Indemnified Party” has the meaning set forth in Section 11.2 (Indemnification by Biogen).

1.39

“C4 Internal Program” means, with respect to a target that Biogen proposes to select as an Additional Target, a bona fide Development or Commercialization program (a) with a detailed written plan and an associated budget with respect to which C4 is performing such Development and Commercialization, and (b) under which C4 or its Affiliates have synthesized at least one degrader directed to such proposed target that meets the C4 Hit Criteria for such proposed target.

1.40

“C4 Know-How” means any Know-How Controlled by C4 or any of its Affiliates, including all C4 Collaboration Know-How and Assigned Platform Know-How, whether or not developed or acquired by C4 or any of its Affiliates before or after the Effective Date.

1.41

“C4 Licensed Know-How” means any and all C4 Know-How, other than any Joint Know-How, that is necessary or useful to (a) perform any Candidate Development Activities or the Sandbox Activities, or (b) Exploit any Degrader or Product, in each case, including all Assigned Platform Know-How and C4 Collaboration Know-How.

1.42

“C4 Licensed Patent Rights” means any and all C4 Patent Rights, other than any Joint Patent Rights, that are necessary or useful to (a) perform any Candidate Development Activities or the Sandbox Activities, or (b) Exploit any Degrader or Product, including all Assigned Platform Patent Rights and C4 Collaboration Patent Rights. The C4 Licensed Patent Rights existing as of the Effective Date are set forth on Schedule 1.42 (C4 Licensed Patent Rights).

1.43	“C4 Licensed Technology” means all C4 Licensed Know-How and C4 Licensed Patent Rights and C4’s interest in the Joint Technology.

1.44	“C4 Patent Rights” means any Patent Rights Controlled by C4 or any of its Affiliates that Cover C4 Know-How.

1.45	“C4-Prosecuted Patent Rights” has the meaning set forth in Section 10.4.1(b) (C4’s Rights).

1.46	“C4 Records” has the meaning set forth in Section 7.11 (Financial Audits).

1.47	“C4 Technology” means C4 Know-How and C4 Patent Rights.

1.48	“C4’s Knowledge” means the actual knowledge, after reasonable investigation (including consultation with C4’s outside intellectual property counsel), of the following: [***]

1.49	“Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31st, June 30th, September 30th, or December 31st in any Calendar Year.

1.50	“Calendar Year” means any calendar year beginning on January 1st and ending on December 31st.

1.51	“Candidate Development Activities” has the meaning set forth in Section 3.1.2(b) (Biogen Candidate Development Activities).

1.52	“Candidate Development Budget” has the meaning set forth in Section 3.1.3 (Candidate Development Plans and Candidate Development Budgets).

1.53	“Candidate Development Plan” has the meaning set forth in Section 3.1.3 (Candidate Development Plans and Candidate Development Budgets).

1.54

“Candidate Development Program” means, on a Collaboration Target-by-Collaboration Target basis, the program of Candidate Development Activities undertaken for a Collaboration Target as set forth in Section 3.1 (Candidate Development Programs) and under the applicable Candidate Development Plan for such Collaboration Target.

1.55

“Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing at least 50% of the total voting power of all of the then outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated that would result in shareholders or equity holders of such Party immediately prior to such transaction, owning at least 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (c) there is a sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole, through one or more related transactions.

1.56

“Clinical Trial” means any clinical trial in humans that is designed to generate data in support or maintenance of an IND or MAA, or other similar marketing application, including any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, or any post-approval clinical trial in humans.

1.57	“CMO” has the meaning set forth in Section 6.2 (Observation by Biogen).

1.58	“Collaboration Activities” means (a) the Candidate Development Activities for each Collaboration Target and (b) the Sandbox Activities.

1.59

“Collaboration Know-How” means any Know-How developed or invented during the Term by a Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any persons contractually required to assign or license such Know-How to a Party or any Affiliate of a Party, either alone or jointly with the other Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any persons contractually required to assign or license such Know-How to the other Party or any Affiliate of the other Party, in each case, in the performance of Collaboration Activities under this Agreement.

1.60	“Collaboration Patent Rights” means any Patent Rights that (a) have a priority date after the Effective Date and (b) Cover any Collaboration Know-How.

1.61

“Collaboration Platform Know-How” means any Collaboration Know-How that constitutes a discovery, improvement, modification, enhancement, or creation of an E3 Ligase Binding Moiety, or the combination of an E3 Ligase Binding Moiety and a Linker wherein the E3 Ligase Binding Moiety and the Linker are covalently connected. For clarity, Collaboration Platform Know-How does not include Know-How that does not specifically relate to an E3 Ligase Binding Moiety, or the combination of an E3 Ligase Binding Moiety and a Linker wherein the E3 Ligase Binding Moiety and the Linker are covalently connected.

1.62

“Collaboration Platform Patent Rights” means any Collaboration Patent Rights that Cover any Collaboration Platform Know-How. Notwithstanding any provision of this Agreement to the contrary, (a) any Patent Rights that Cover both Collaboration Platform Know-How and Target-Specific Know-How will be Target-Specific Patent Rights for the purposes of this Agreement, and (b) any Patent Rights that Cover both Collaboration Platform Know-How and Product-Specific Know-How will be Product-Specific Patent Rights for the purposes of this Agreement.

1.63	“Collaboration Targets” means the Initial Targets and the Additional Targets (including the Initial Term Targets and the Extended Term Targets).

1.64	“Collaboration Term” has the meaning set forth in Section 3.5.2 (Extension of Collaboration Term).

1.65

“Combination Product” means a Product that is (a) sold in the form of a combination that contains or comprises a Development Candidate together with one or more other therapeutically active pharmaceutical agents (whether coformulated or copackaged or otherwise sold for a single price), (b) sold for a single invoice price together with any (i) delivery device or component therefor, (ii) companion diagnostic related to any Product, process, service, or therapy, or (iii) product, process, service, or therapy other than the Product (such additional therapeutically active pharmaceutical agent and each of (i) – (iii), an “Other Component”); or (c) defined as a “combination product” by the FDA pursuant to 21 C.F.R. §3.2(e) or its foreign equivalent.

1.66

“Commercialization,” “Commercializing,” or “Commercialize” means any and all activities directed to the marketing, promotion, distribution, offering for sale, sale, having sold, importing, having imported, exporting, having exported or other commercialization of a pharmaceutical or biologic product, but excluding activities directed to Manufacturing, Development, or Medical Affairs. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.

1.67	“Commercially Reasonable Efforts” means, [***].

1.68	“Competing Infringement” has the meaning set forth in Section 10.5.2 (Infringement Actions).

1.69	“Competitive Product” has the meaning set forth in Section 3.6 (Exclusivity).

1.70

“Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information and materials (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, including information disclosed prior to the Effective Date pursuant to the Confidentiality Agreement.

1.71	“Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement dated December 11, 2017 by and between the Parties.

1.72

“Control” or “Controlled” means the possession by a Party (whether by ownership, license, or otherwise other than pursuant to this Agreement) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms set forth herein, or (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other Intellectual Property, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other Intellectual Property on the terms set forth herein, in each case ((a) and (b)), without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, licenses, or sublicense.

1.73

“Cover,” “Covering” or “Covered” means, with respect to a product, technology, process, method, or mode of administration that, in the absence of ownership of or a license granted under a particular Valid Claim, the manufacture, use, offer for sale, sale, or importation of such product or the practice of such technology, process, method, or mode of administration would infringe such Valid Claim or, in the case of a claim that has not yet issued, would infringe such claim if it were to issue and become a Valid Claim.

1.74	“CPI” means the Consumer Price Index for the US City Average (all times).

1.75

“Debarred” means, with respect to an individual or entity, that such individual or entity has been debarred or suspended under 21 U.S.C. §335(a) or (b), the subject of a conviction described in Section 306 of the FD&C Act, excluded from a federal or governmental health care program, debarred from federal contracting, convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud, the subject to OFAC sanctions or on the OFAC list of specially designated nationals, or the subject of any similar sanction of any Governmental Authority in the Territory.

1.76	“Defaulting Party” has the meaning set forth in Section 12.2.3 (Disputes regarding Material Breach).

1.77

“Degrader” means with respect to a Collaboration Target, a compound comprising (a) a Target Binding Moiety, (b) optionally, a Linker, and (c) an E3 Ligase Binding Moiety that degrades such Collaboration Target.

1.78	“Degrader Component” means any Target Binding Moiety, Linker, or E3 Ligase Binding Moiety.

1.79

“Deliverables” means any and all deliverables to be generated or provided by C4 in connection with the performance of (i) C4 Candidate Development Activities with respect to each Collaboration Target, as specified in the applicable Candidate Development Plan, or (ii) Sandbox Activities, as specified in the applicable Sandbox Workstream or under the Sandbox Plan.

1.80

“Develop” or “Development” means all internal and external research, development, and regulatory activities related to pharmaceutical or biologic products, including (a) research, non-clinical testing, toxicology, testing and studies, non-clinical and preclinical activities, and Clinical Trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical or biologic product and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing, but excluding activities directed to Manufacturing, Medical Affairs, or Commercialization. Development will include development and regulatory activities for additional forms, formulations, or indications for a pharmaceutical or biologic product after receipt of Regulatory Approval of such product (including label expansion), including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved formulation or indication (such as post-marketing studies, observational studies, implementation and management of registries and analysis thereof, in each case, if required by any Regulatory Authority in any region in the Territory to support or maintain Regulatory Approval for a pharmaceutical or biologic product in such region). “Develop,” “Developing,” and “Developed” will be construed accordingly.

1.81

“Development Candidate” means on a Collaboration Target-by-Collaboration Target basis, each Degrader directed to a Collaboration Target that (a) is suitable for the commencement of IND-Enabling Studies and otherwise meets the Development Candidate Criteria set forth in the Candidate Development Plan for such Collaboration Target, or (b) with respect to which Biogen otherwise elects to commence IND-Enabling Studies (regardless of whether or not such Degrader meets the applicable Development Candidate Criteria).

1.82

“Development Candidate Criteria” means, with respect to a Collaboration Target, (a) the criteria for Degraders directed to such Collaboration Target set forth in the Candidate Development Plan as “Development Candidate Criteria” for such Collaboration Target, which criteria are intended to indicate that such Degraders are suitable for testing in IND-Enabling Studies, and (b) the IP Criteria for Degraders directed to such Collaboration Target (to the extent not set forth in the Candidate Development Plan).

1.83	“Development Candidate Report” has the meaning set forth in Section 3.1.8(a) (Delivery of Development Candidates; Development Candidate Report).

1.84	“Development Milestone Event” has the meaning set forth in Section 7.5.1 (Development Milestones).

1.85	“Development Milestone Payment” has the meaning set forth in Section 7.5.1 (Development Milestones).

1.86	“Directed To” means, with regard to a Degrader, that such Degrader is designed to bind to a Collaboration Target.

1.87	“Disclosing Party” has the meaning set forth in Section 9.1.2 (Confidential Information).

1.88	“Dollar” means the U.S. dollar, and “$” will be interpreted accordingly.

1.89	“E3 Ligase Binding Moiety” means a moiety that binds to an E3 ligase that is Controlled by C4 or its Affiliates.

1.90	“Effective Date” has the meaning set forth in the preamble.

1.91	“Executive Officers” has the meaning set forth in Section 13.8 (Dispute Resolution).

1.92

“Exploit” means Develop, have Developed, make, have made, use, have used, perform Medical Affairs, have performed Medical Affairs, offer for sale, have offered for sale, sell, have sold, export, have exported, import, have imported, Manufacture, have Manufactured, Commercialize, have Commercialized or otherwise exploit. “Exploitation” and “Exploiting” will be construed accordingly.

1.93

“Extended Term Targets” means those targets selected pursuant to Section 3.1.1(b) (Additional Targets) and Section 3.5.3 (Effect of Extension of Initial Collaboration Term) as a result of Biogen’s extension of the Collaboration Term pursuant to Section 3.5.2 (Extension of Collaboration Term).

1.94	“FD&C Act” means the Federal Food, Drug and Cosmetic Act, as the same may be amended or supplemented from time to time.

1.95	“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.96	“Field” means any and all uses.

1.97

“First Commercial Sale” means, with respect to any Product in any country or region, the first sale of such Product to a Third Party (other than a Sublicensee) for distribution, use, or consumption in such country or region after receipt of Regulatory Approval for such Product in such country or region. First Commercial Sale excludes any transfers of Product to Third Parties for Clinical Trial purposes, any expanded access program, any compassionate sales or use program (including named patient program or single patient program), or any indigent program.

1.98

“FTE” means a qualified full time person, or more than one person working the equivalent of a full-time person, where “full time” is based upon a total of [***]working hours per Calendar Year of scientific or technical work carried out by one or more duly qualified employees of C4. Overtime, and work on weekends, holidays, and the like will not be counted with any multiplier (e.g. time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution.

1.99

“FTE Rate” means $[***] per FTE for the Calendar Years 2018 and 2019, subject to annual increases beginning on January 1, 2020 to reflect any year to year percentage increase in the CPI for 2019 and each subsequent Calendar Year.

1.100	“GAAP” means United States generally accepted accounting principles, which principles are currently used at the relevant time and consistently applied by the applicable Party.

1.101

“Generic Product” means with respect to a given Product in a given country in the Territory, a product that (a) (i) contains the same active pharmaceutical ingredient as such Product and is approved in reliance, in whole or in part, on a prior Regulatory Approval of such Product or (ii) is otherwise approved in reliance, in whole or in part, on a prior Regulatory Approval of such Product, and (b) is sold or marketed for sale in such country by a Third Party that has not obtained the rights to market or sell such product as a Sublicensee, Subcontractor, or Third Party Distributor of Biogen or any of its Affiliates, Sublicensees, or Subcontractors with respect to such Product.

1.102

“GLP” means all applicable good laboratory practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration, as defined in 21 C.F.R. Part 58, and the equivalent Applicable Law in the region in the Territory, each as may be amended and applicable from time to time.

1.103

“Governmental Authority” means any court, tribunal, arbitrator, agency, commission, department, ministry, official, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.104	“Grandfathered Products” has the meaning set forth in Section 3.7 (Effect of Acquisition of C4).

1.105

“Hit Criteria” means, with respect to a Collaboration Target, the success criteria for Degraders directed to such Collaboration Target set forth in the Candidate Development Plan as “Hit Criteria” for such Collaboration Target, which success criteria are intended to identify such Degraders and associated ligands as capable of binding to or having activity with respect to such Collaboration Target, including appropriate screening assays and parameters, binding potency, and cross-assays to confirm selectivity for such Collaboration Target.

1.106	“Hit Fee” has the meaning set forth in Section 7.2 (Hit Fee).

1.107	[***]

1.108

“IND” means an Investigational New Drug application required pursuant to 21 C.F.R. Part 312 or any comparable filings outside of the United States required to commence human clinical trials in such country or region, and all supplements or amendments that may be filed with respect to the foregoing.

1.109

“IND-Enabling Study” means a toxicology study (a) that is conducted using applicable GLP, (b) that is conducted in a species that satisfies applicable regulatory requirements, and (c) the data and results from which are intended to meet the standard necessary for submission thereof as part of an IND with the applicable Regulatory Authority.

1.110	“IND-Enabling Study Commencement Fee” has the meaning set forth in Section 7.4 (IND-Enabling Study Commencement Fee).

1.111	“Indemnified Party” has the meaning set forth in Section 11.3 (Procedure).

1.112	“Indemnifying Party” has the meaning set forth in Section 11.3 (Procedure).

1.113	“Infringement” has the meaning set forth in Section 10.5.2 (Infringement Actions).

1.114	“Infringement Action” has the meaning set forth in Section 10.5.2(a)(i) (Infringement Actions for Competing Infringements).

1.115	“Initial Collaboration Term” has the meaning set forth in Section 3.5.1 (Initial Term).

1.116	“Initial Targets” has the meaning set forth in Section 3.1.1(a) (Initial Targets).

1.117

“Initial Term Targets” means the Initial Targets and the [***] Additional Targets selected pursuant to Section 3.1.1(b)(i) (Selection of Additional Targets) (excluding, for clarity, any Extended Term Targets).

1.118	“Initiating Party” has the meaning set forth in Section 10.5.2(c) (Procedures).

1.119	“Initiation” means the fifth dosing of a human subject in a Clinical Trial.

1.120

“Intellectual Property” means all Patent Rights, rights to Inventions, copyrights, design rights, trademarks, trade secrets, Know-How, and all other intellectual property rights (whether registered or unregistered) and all applications and rights to apply for any of the foregoing, anywhere in the world.

1.121

“Invention” means any process, method, utility, formulation, composition of matter, Article of manufacture, material, creation, discovery or finding, or any improvement thereof, that is made, conceived, discovered, or otherwise generated, whether patentable or not.

1.122	“IP Counsels” has the meaning set forth in Section 7.6.6 (Biogen Identified Rights Dispute).

1.123

“IP Criteria” means, with respect to a Collaboration Target, the criteria for Degraders directed to such Collaboration Target that are agreed to by the Parties, which criteria are intended to reflect any intellectual property considerations in determining whether such Degraders are suitable for testing in IND-Enabling Studies.

1.124

“Joint Collaboration Know-How” means any Collaboration Know-How developed or invented jointly by a Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons contractually required to assign or license such Collaboration Know-How to such Party or any Affiliate of such Party, on the one hand, and the other Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons contractually required to assign or license such Collaboration Know-How to such Party or any Affiliate of such Party, on the other hand, in the performance of Collaboration Activities under this Agreement during the Term, but excluding any Assigned Platform Know-How, Target-Specific Know-How, or Product-Specific Know-How.

1.125	“Joint Collaboration Patent Rights” means those Collaboration Patent Rights that Cover Joint Collaboration Know-How.

1.126	“Joint Know-How” means all Joint Collaboration Know-How and Sandbox Know-How.

1.127	“Joint Patent Rights” means all Joint Collaboration Patent Rights and Sandbox Patent Rights.

1.128	“Joint Technology” means all Joint Know-How and Joint Patent Rights.

1.129	“JSC” has the meaning set forth in Section 4.2.1 (Joint Steering Committee).

1.130

“Know-How” means any (a) proprietary information or materials, including records, improvements, modifications, techniques, assays, chemical or biological materials, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, pricing and distribution costs, Inventions, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how, and trade secrets (in each case, whether or not patentable, copyrightable, or otherwise protectable), and (b) any physical embodiments of any of the foregoing.

1.131

“Lead Criteria” means, with respect to a Collaboration Target, the success criteria for Degraders directed to such Collaboration Target set forth in the Candidate Development Plan as “Lead Criteria” for such Collaboration Target, which success criteria are intended to indicate that such Degraders are suitable for further optimization as a potential Development Candidate directed to such Collaboration Target.

1.132	“Lead Fee” has the meaning set forth in Section 7.3 (Lead Fee).

1.133	“Liability” has the meaning set forth in Section 11.2 (Indemnification by Biogen).

1.134	“Linker” means a moiety that is Controlled by C4 or its Affiliates and connects the Target Binding Moiety and the E3 Ligase Binding Moiety.

1.135

“MAA” means any new drug application, biologics license application, or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction, which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction (and any amendments thereto), including all New Drug Applications submitted to the FDA in the United States in accordance with the FD&C Act with respect to a biologic or pharmaceutical product or any analogous application or submission with any Regulatory Authority outside of the United States.

1.136	“Major European Market” means any of France, Germany, Italy, Spain, or the United Kingdom.

1.137

“Manufacture” means activities directed to manufacturing, processing, packaging, labeling, filling, finishing, assembly, quality assurance, quality control, testing, and release, shipping, or storage of any pharmaceutical or biologic product (or any components or process steps involving any product or any companion diagnostic), placebo, or comparator agent, as the case may be, including process development, qualification, and validation, scale-up, pre-clinical, clinical, and commercial manufacture and analytic development, product characterization, and stability testing, but excluding activities directed to Development, Commercialization, or Medical Affairs. “Manufacturing” will be construed accordingly.

1.138

“Medical Affairs” means activities conducted by a Party’s medical affairs departments (or, if a Party does not have a medical affairs department, the equivalent function thereof), including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs and not to other activities that do not involve the promotion, marketing, sale, or other Commercialization of the Products and are not conducted by a Party’s medical affairs (or equivalent) departments.

1.139	“Milestone Payments” has the meaning set forth in Section 7.5.2 (Sales Milestones).

1.140	“Net Sales” means [***].

1.141	“Non-Defaulting Party” has the meaning set forth in Section 12.2.3 (Disputes Regarding Material Breach).

1.142	“Occupied Target” has the meaning set forth in Section 3.1.1(b)(iv) (Occupied Targets).

1.143	“One-Time R&D Prepayment” means each of the payments to C4 described in Section 7.1.1 (Initial Collaboration Term) and Section 7.1.2 (Extended Collaboration Term).

1.144	“Other Component(s)” has the meaning set forth in Section 1.140 (Net Sales).

1.145

“Patent Rights” means any and all (a) patents, (b) patent applications, including all provisional and non-provisional applications, patent cooperation treaty (PCT) applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patent rights granted thereon, (c) all patents-of-addition, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates and equivalents thereof, (d) inventor’s certificates, letters patent, or (e) any other substantially equivalent form of government issued right substantially similar to any of the foregoing described in subsections (a) through (e) above, anywhere in the world.

1.146	“Patent Term Extension” has the meaning set forth in Section 10.8 (Patent Term Extensions).

1.147	“Per Product Annual Net Sales” has the meaning set forth in Section 7.6 (Royalties).

1.148	“Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, Governmental Authority, association or other entity.

1.149

“Phase I Clinical Trial” means a clinical trial in humans that generally provides for the first introduction into humans of a pharmaceutical or biologic product with the primary purpose of determining safety, metabolism, and pharmacokinetic properties and clinical pharmacology of such product, in a manner that meets the requirements of 21 C.F.R. § 312.21(a), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or region.

1.150

“Phase II Clinical Trial” mean a clinical trial in humans that is intended to explore the feasibility, safety, dose ranging, or efficacy of a pharmaceutical or biologic product that is prospectively designed to generate sufficient data (if successful) to commence a Phase III Clinical Trial for such product, in a manner that meets the requirements of 21 C.F.R. § 312.21(b), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or region.

1.151

“Phase III Clinical Trial” means a clinical trial in humans of a pharmaceutical or biologic product that the FDA permits to be conducted under an open IND and that is performed to gain evidence with statistical significance of the efficacy of such product in a target population, and to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of an MAA by a Regulatory Authority and to provide an adequate basis for physician labeling, in a manner that meets the requirements of 21 C.F.R. § 312.21(c), as amended (or its successor regulation), or, with respect to any other country or region, the equivalent of such a clinical trial in such other country or region. Notwithstanding anything to the contrary set forth in this Agreement, treatment of patients as part of an expanded access program, compassionate sales or use program (including named patient program or single patient program), or an indigent program, in each case, will not be included in determining whether or not a clinical trial is a Phase III Clinical Trial or whether a patient has been dosed thereunder.

1.152	“Pre-Existing Restriction” has the meaning set forth in Section 3.1.1(b)(iv) (Occupied Targets).

1.153	“Product” means any product incorporating a Development Candidate (or derivative thereof).

1.154

“Product-Specific Know-How” any (a) Collaboration Know-How that is developed or invented during the Collaboration Term by C4 or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Person contractually required to assign or license such Know-How (or Patent Rights Covering such Know-How) to C4 or any Affiliate of C4, whether solely or jointly with others, in the course of performance of Collaboration Activities undertaken pursuant to this Agreement, or (b) C4 Licensed Know-How or Sandbox Know-How, in each case, ((a) and (b)), related to (i) any Degrader or any Product incorporating or derived from any such Degrader, (ii) any use or a method of using any such Degrader or Product incorporating or derived from any such Degrader, or (iii) any method for Manufacturing any such Degrader or Product incorporating or derived from any such Degrader.

1.155

“Product-Specific Patent Rights” means any C4 Licensed Patent Rights or Collaboration Patent Rights that Cover any Product-Specific Know-How. Notwithstanding any provision of this Agreement to the contrary, any Patent Rights that Cover both Assigned Platform Know-How and Product-Specific Know-How will be Product-Specific Patent Rights for the purposes of this Agreement.

1.156	“Product-Specific Technology” means Product-Specific Know-How and Product-Specific Patent Rights.

1.157

“Prosecuting Party” means, with respect to any Patent Right, the Party that is responsible for the preparation, filing, prosecution, and maintenance of such Patent Right pursuant to Section 10.4.1 (Right to Prosecute) or Section 10.4.2 (Step-In Right), as applicable.

1.158	“Receiving Party” has the meaning set forth in Section 9.1 (Confidential Information).

1.159

“Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any approval of an MAA or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary for the commercial marketing or sale of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, including, in each case, Reimbursement Approval in those countries and jurisdictions where required.

1.160

“Regulatory Authority” means any applicable Governmental Authority with jurisdiction or authority over the Development, Manufacture, Commercialization, or other Exploitation (including Regulatory Approval or Reimbursement Approval) of pharmaceutical or biologic products in a particular country or other regulatory jurisdiction, and any corresponding national or regional regulatory authorities.

1.161

“Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority in support of the Development, Manufacture, Commercialization, or other Exploitation of a pharmaceutical or biologic product (including to obtain, support, or maintain Regulatory Approval from that Regulatory Authority), and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences, or discussions with the relevant Regulatory Authority. Regulatory Submissions include all INDs, MAAs, and other applications for Regulatory Approval and their equivalents.

1.162

“Reimbursement Approval” means an approval, agreement, determination, or other decision by the applicable Governmental Authority that establishes prices charged to end-users for pharmaceutical or biologic products at which a particular pharmaceutical or biologic product will be reimbursed by the Regulatory Authorities or other applicable Governmental Authorities in the Territory.

1.163	“Replacement Target Notice” has the meaning set forth in Section 3.1.1(b)(ii) (Replacement Target Notice).

1.164

“Results” means any and all (a) results, information, data, presentations, summaries, and analyses that are generated pursuant to or prepared as a result of, or in connection with the performance of (i) the Candidate Development Activities under the Candidate Development Plan with respect to each Collaboration Target or (ii) the Sandbox Activities under any Sandbox Workstream or under the Sandbox Plan, including, in each case, information related to the composition, production, and purification of Development Candidates, and (b) Intellectual Property that claims or otherwise covers any of the foregoing.

1.165	“Royalty Term” has the meaning set forth in Section 7.6.2 (Royalty Term).

1.166	“Sales Milestone Event” has the meaning set forth in Section 7.5.2 (Sales Milestones).

1.167	“Sales Milestone Payment” has the meaning set forth in Section 7.5.2 (Sales Milestones).

1.168	“Sandbox Activities” has the meaning set forth in Section 3.2.1 (Sandbox Activities).

1.169	“Sandbox Budget” has the meaning set forth in Section 3.2.2 (Sandbox Plan).

1.170	“Sandbox High Interest Target” has the meaning set forth in Section 3.2.7 (Sandbox High Interest Targets).

1.171	“Sandbox High Interest Target List” has the meaning set forth in Section 3.2.7 (Sandbox High Interest Targets).

1.172

“Sandbox Know-How” means any Know-How developed or invented during the Term by a Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any persons contractually required to assign or license such Know-How to a Party or any Affiliate of a Party, either alone or jointly with the other Party’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any persons contractually required to assign or license such Know-How to the other Party or any Affiliate of the other Party, in each case, in the performance of Sandbox Activities. For clarity, Sandbox Know-How does not include Patent Rights or Know-How owned or Controlled by a Party prior to the Effective Date, or that are developed or invented by a Party outside of this Agreement.

1.173	“Sandbox Patent Rights” means any Patent Rights that (a) have a priority date after the Effective Date, and (b) Cover any Sandbox Know-How.

1.174	“Sandbox Plan” has the meaning set forth in Section 3.2.2 (Sandbox Plan).

1.175	“Sandbox Program” means the program of Sandbox Activities undertaken as set forth in Section 3.2 (Sandbox Program) and under the applicable Sandbox Workstream and the Sandbox Plan.

1.176	“Sandbox Target” means a target that is identified, discovered, or otherwise the subject of any Sandbox Activities set forth in the Sandbox Plan, including under any Sandbox Workstream.

1.177	“Sandbox Technology” means Sandbox Patent Rights and Sandbox Know-How.

1.178	“Sandbox Workstream” has the meaning set forth in Section 3.2.1 (Sandbox Activities).

1.179	“Selling Party” has the meaning set forth in Section 1.140 (Net Sales).

1.180

“Subcontractor” means a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis (including contract research organizations or contract manufacturing organizations), excluding all Sublicensees and Third Party Distributors.

1.181

“Sublicensees” means any Third Party to whom a Party or any of its Affiliates grants a sublicense of its rights hereunder to Exploit Products, excluding all Subcontractors and Third Party Distributors.

1.182	“Target Binding Moiety” means a moiety that is directed to and binds to a particular Collaboration Target that is Controlled by C4 or its Affiliates.

1.183	“Target Selection Period” has the meaning set forth in Section 3.1.1(b)(v) (Expiration of Pre-Existing Restrictions).

1.184

“Target-Specific Know-How” means any (a) Collaboration Know-How that is developed or invented during the Collaboration Term by C4 or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Person contractually required to assign or license such Know-How (or Patent Rights Covering such Know-How) to C4 or any Affiliate of C4, whether solely or jointly with others, in the course of performance of Collaboration Activities undertaken pursuant to this Agreement, or (b) C4 Licensed Know-How or Sandbox Know-How, in each case, ((a) and (b)), that constitutes a discovery, improvement, modification, enhancement, or creation to any Target Binding Moiety(ies) or Collaboration Target.

1.185

“Target-Specific Patent Rights” means any C4 Licensed Patent Rights or Collaboration Patent Rights that Cover Target-Specific Know-How. Notwithstanding any provision of this Agreement to the contrary, any Patent Rights that Cover both Assigned Platform Know-How and Target-Specific Know-How will be Target-Specific Patent Rights for the purposes of this Agreement.

1.186	“Target-Specific Technology” means Target-Specific Know-How and Target-Specific Patent Rights.

1.187	[***]

1.188	“Term” has the meaning set forth in Section 12.1 (Term).

1.189	“Territory” means all of the countries of the world, and their territories and possessions.

1.190	“Third Party” means any Person other than Biogen or C4 or their respective Affiliates.

1.191

“Third Party Distributor” means, with respect to a country, any Third Party that purchases its requirements for Products in such country from Biogen or its Affiliates or Sublicensees and is appointed as a distributor to distribute, market, and resell such Product in such country, even if such Third Party is granted ancillary rights to Develop, package, or obtain Regulatory Approval of such Product in order to distribute, market, or sell such Product in such country.

1.192

“Valid Claim” means a claim of (a) an issued, unexpired, and in-force patent, which claim has not been held invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be or has been taken and has not been held or admitted to be invalid or unenforceable through re-examination, inter partes review, post grant review or disclaimer, opposition procedure, nullity suit, or otherwise, or (b) a pending patent application that has not been finally abandoned, finally rejected, or expired; provided, however, that if a claim of a pending patent application will not have issued within [***] after the earliest filing date from which such claim takes priority, then such claim will not constitute a Valid Claim for the purposes of this Agreement unless and until a patent issues with such claim.

ARTICLE 2 LICENSE GRANTS

2.1	Licenses and Assignment to Biogen.

2.1.1

Collaboration License. C4 hereby grants to Biogen and its Affiliates, during the Collaboration Term, a royalty-free, worldwide, exclusive (even as to C4, except to the extent necessary for C4 to perform any Collaboration Activities under any Candidate Development Plan or expressly allocated to C4 under the Sandbox Plan) license, with the right to sublicense through multiple tiers (subject to the provisions of Section 2.1.4 (Sublicensing by Biogen)), under the C4 Licensed Technology solely for the purpose of performing (or having performed) Candidate Development Activities (except to the extent required for C4 to perform the Candidate Development Activities assigned to C4 under the Candidate Development Plans) under each Candidate Development Plan and Sandbox Activities under the Sandbox Plan.

2.1.2

Commercial License. C4 hereby grants to Biogen and its Affiliates a worldwide, royalty-bearing, exclusive (even as to C4, except to the extent necessary for C4 to perform any Collaboration Activities under any Candidate Development Plan or expressly allocated to C4 under the Sandbox Plan) license, with the right to sublicense through multiple tiers (subject to the provisions of Section 2.1.4 (Sublicensing by Biogen)), under the C4 Licensed Technology to Exploit all Degraders and Products in the Field in the Territory.

2.1.3

C4 Collaboration Technology License. C4 hereby grants to Biogen and its Affiliates a worldwide, royalty-free, irrevocable, perpetual, non-exclusive license, with the right to sublicense through multiple tiers, under all C4 Collaboration Patent Rights and C4 Collaboration Know-How, to modify, improve, and enhance Degraders or Products (including any Degrader Component included therein).

2.1.4

Sublicensing by Biogen. Biogen and its Affiliates may grant sublicenses under Section 2.1.1 (Collaboration License) and Section 2.1.2 (Commercial License) to any Affiliate or Third Party. Any such sublicense will be consistent with the terms of this Agreement and will include confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement.

2.2	Licenses to C4.

2.2.1

Collaboration License. Biogen hereby grants to C4, during the Collaboration Term, a royalty-free, non-exclusive, worldwide license, with the right to sublicense through multiple tiers (subject to the provisions of Section 2.2.3 (Sublicensing by C4)), under the Biogen Licensed Technology solely for the purpose of performing the C4 Candidate Development Activities under the applicable Candidate Development Plan, and to the extent allocated to C4 under the Sandbox Plan, the Sandbox Activities.

2.2.2

Grantback License. Biogen hereby grants to C4 an irrevocable, royalty-free, fully-paid, non-exclusive, perpetual, worldwide license, with the right to sublicense through multiple tiers, under any Biogen Grantback Claims to practice any method and to make, use, sell, offer for sale or import any product other than (a) Degraders or Products or (b) any compounds or products Directed To any Collaboration Target.

2.2.3

Sublicensing by C4. C4 may not grant any sublicense to use the Biogen Licensed Technology under Section 2.2.1 (Collaboration License), except with the prior written consent of Biogen. Any such sublicense will be consistent with the terms of this Agreement and will include confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement.

2.3

No Implied Licenses. Except as expressly provided in this Agreement, neither Party will be deemed to have granted the other Party any license or other right with respect to any Intellectual Property of such Party.

ARTICLE 3 COLLABORATION

3.1	Candidate Development Programs.

3.1.1	Collaboration Targets.

(a)	Initial Targets. As of the Effective Date, the initial targets that will be the subject of Candidate Development Programs are [***] (such targets, the “Initial Targets”).

(b)	Additional Targets.

(i)

Selection of Additional Targets. During the period commencing on the Effective Date and ending on the date that is [***] thereafter (the “Additional Target Selection Period”), Biogen may select [***] additional targets (that are not Initial Targets) as Additional Targets hereunder (which such Additional Targets so selected pursuant to this sentence will be Initial Term Targets hereunder). In addition, if Biogen elects to extend the Collaboration Term for an additional [***] pursuant to Section 3.5.2 (Extension of Collaboration Term), then (A) upon such election, Biogen may select [***] additional targets as Additional Targets hereunder, and (B) during the period commencing on the date of such election and ending on the date that is [***] thereafter, Biogen may select [***] additional targets as Additional Targets hereunder (all of which such Additional Targets so selected pursuant to the foregoing clauses ((A) and (B)), will be Extended Term Targets hereunder), as described further in Section 3.5.3 (Effect of Extension of Initial Collaboration Term). Biogen may select each such Additional Target by sending a written notice to C4 during the Collaboration Term, which notice will identify the applicable proposed target (each, an “Additional Target Notice”).

(ii)

Replacement Target Notice. On an Initial Target-by-Initial Target basis, if the JSC determines that the Candidate Development Program for an Initial Target has failed to deliver at least [***] in a particular series directed to such Initial Target that meet the Hit Criteria set forth in the applicable Candidate Development Plan, then, subject to Section 3.1.1(b)(iv) (Occupied Targets), Biogen may select a replacement target as a Collaboration Target by sending a written notice to C4 during the Collaboration Term, which notice will identify the applicable proposed target (each, a “Replacement Target Notice”). During the Collaboration Term, Biogen may send no more than [***] Replacement Target Notice for each Initial Target.

(iii)

Effects of Notice. Effective immediately upon C4’s receipt of an Additional Target Notice or Replacement Target Notice (as applicable), subject to Section 3.1.1(b)(iv) (Occupied Targets), the applicable target that is specified in such notice will become an Additional Target for purposes of this Agreement and, following the Parties’ agreement on a Candidate Development Plan with respect to such Additional Target in accordance with Section 3.1.4 (Additional Candidate Development Plans), C4 will promptly initiate Candidate Development Activities with respect to such Additional Target in accordance with this Section 3.1 (Candidate Development Programs).

(iv)

Occupied Targets. If, at the time of C4’s receipt of an Additional Target Notice or Replacement Target Notice for a proposed target, [***] then Biogen may select another proposed target (and another if such other proposed target is an Occupied Target and so on) until such time that Biogen selects a target that is not an Occupied Target, at which point such proposed target will be added as an Additional Target under this Agreement.

(v)

Expiration of Pre-Existing Restrictions. If at any time during the period in which Biogen is eligible to send C4 an Additional Target Notice under Section 3.1.1(b)(i) (Selection of Additional Targets) or Replacement Target Notice under Section 3.1.1(b)(ii) (Replacement Target Notice) (such period, the “Target Selection Period”), any Pre-Existing

Restriction that precluded Biogen from selecting a proposed target as an Additional Target that Biogen previously proposed to C4 under Section 3.1.1(b)(iv) (Occupied Targets) later expires, terminates, or is otherwise modified such that such proposed target would no longer be an Occupied Target, then C4 will promptly notify Biogen of such expiration, termination, or modification.

3.1.2	Candidate Development Activities.

(a)

C4 Candidate Development Activities. For each Candidate Development Program with respect to a Collaboration Target, C4 will be responsible for (i) performing all activities assigned to it under the applicable Candidate Development Plan, (ii) applying its C4 Degrader Platform to the discovery and initial optimization of at least [***] directed to each Collaboration Target that satisfy the applicable Hit Criteria for such Collaboration Target, and (iii) preparing and delivering all Deliverables and Results related to such Collaboration Target in accordance with this Agreement and the applicable Candidate Development Plan, including the preparation of all reports in accordance with Section 3.1.9 (Reports of Candidate Development Activities) and the Development Candidate Report for each Development Candidate in accordance with Section 3.1.8(a) (Delivery of Development Candidates; Development Candidate Report) (collectively, together with any other activity expressly set forth under this Agreement to be performed by or on behalf of C4 during the Collaboration Term (other than the Sandbox Activities), the “C4 Candidate Development Activities”). C4 will perform, or have performed, all C4 Candidate Development Activities in accordance with the applicable Candidate Development Plan and the applicable Candidate Development Budget for such Collaboration Target and otherwise in accordance with this Agreement. C4 will not perform any activities with respect to a Collaboration Target (including the Exploitation of any Degrader directed to such Collaboration Target) that are not set forth in the applicable Candidate Development Plan for such Collaboration Target (other than the Sandbox Activities, which activities C4 will perform in accordance with Section 3.2 (Sandbox Program)).

(b)

Biogen Candidate Development Activities. Biogen (i) will perform all activities assigned to it under the applicable Candidate Development Plan, and (ii) may elect to lead other neurosciences-related activities with respect to each Collaboration Target, including cellular testing of Degraders, development of target binding assays and primary and secondary screening assays and testing and validation of the binding of ligands, and Degraders, in each case, to such Collaboration Target using such assays, cellular mechanism of action studies, pharmacokinetic studies, efficacy and pharmacodynamic models, translational efforts, further optimizing Degraders that satisfy the applicable Hit Criteria and Lead Criteria for such Collaboration Target for potency, selectivity, brain penetrance, and ADME/PK properties to demonstrate in vivo proof of principle, and other pilot toxicology (together ((i) and (ii)), with any other activities to be performed by or on behalf of Biogen with respect to each Collaboration Target during the Collaboration Term, collectively, the “Biogen Candidate Development Activities,” and, together with the C4 Candidate Development Activities, the “Candidate Development Activities”).

3.1.3

Candidate Development Plans and Candidate Development Budgets. For each Collaboration Target, C4 will perform the C4 Candidate Development Activities for such Collaboration Target and Biogen will perform the Biogen Candidate Development Activities for such Collaboration Target in accordance with a written development plan that sets forth: (a) the C4 Candidate Development Activities to be performed by or on behalf of C4 during the Collaboration Term, (b) the Biogen Candidate Development Activities to be performed by or on behalf of Biogen during the Collaboration Term, (c) the Hit Criteria for Degraders directed to the applicable Collaboration Target, (d) the Lead Criteria for Degraders directed to the applicable Collaboration Target, (e) the Development Candidate Criteria for Degraders directed to the applicable Collaboration Target, (f) the timelines upon which C4 will work to deliver to Biogen Degraders that meet each of the Hit Criteria, Lead Criteria, and Development Candidate Criteria for such Collaboration Target and their respective satisfaction of the applicable criteria, (g) the Deliverables and other Results required for the JSC to determine whether Degraders directed to such Collaboration Target have satisfied the Hit Criteria, Lead Criteria, and Development Candidate Criteria for such Collaboration Target, and other Deliverables and Results to be provided by C4 to Biogen with respect to the C4 Candidate Development Activities, (h) a timeline for completion of other C4 Candidate Development Activities, and (i) the dedicated and planned resources to be provided by C4 in furtherance of performing the C4 Candidate Development Activities (each such plan, a “Candidate Development Plan”). In addition, for each Collaboration Target, the Candidate Development Plan will include a written budget pursuant to which C4 or its authorized Third Party designees will perform the C4 Candidate Development Activities allocated to C4 under such Candidate Development Plan, which budget will include a good-faith estimate of (i) the number of FTEs to be dedicated by C4 under such Candidate Development Plan, and (ii) any direct out-of-pocket expenses expected to be incurred (each such budget, the “Candidate Development Budget”). All internal personnel and resources of C4 under each Candidate Development Budget will be expressed in terms of FTEs plus any direct out-of-pocket costs to be incurred (e.g., from the use of contract research organizations) in connection with the performance of Candidate Development Activities as outlined in the applicable Candidate Development Plan and such budgeted cost will be calculated using the relevant FTE Rates. The initial Candidate Development Plan agreed to by the Parties for each of the Initial Targets is attached hereto as Schedule 3.1.3(a) (Candidate Development Plan for [***]), Schedule 3.1.3(b) (Candidate Development Plan for [***]), and Schedule 3.1.3(c) (Candidate Development Plan for [***]), respectively.

3.1.4

Additional Candidate Development Plans and Budgets. No later than [***] after Biogen’s delivery of an Additional Target Notice for an Additional Target, subject to Section 3.1.1(b)(iv) (Occupied Targets), the Parties will develop, through the JSC, a Candidate Development Plan for such Additional Target and an associated Candidate Development Budget included in such Candidate Development Plan for the costs and expenses associated with the performance of the Candidate Development Activities set forth under such Candidate Development Plan, in each case, in accordance with this Section 3.1.4 (Additional Candidate Development Plans and Budgets). The content of the Candidate Development Plan for each Additional Target will be consistent in scale and scope to that set forth in the Candidate Development Plans for the Initial Targets, including (a) Hit Criteria, Lead Criteria, and Development Candidate for Degraders directed to such Additional Target that are substantially similar to the corresponding criteria set forth under the Candidate Development Plans for such Initial Targets, and (b) C4 Candidate Development Activities that are consistent in scale and scope with the corresponding activities under the Candidate Development Plans for such Initial Targets and Biogen

Candidate Development Activities that are at least equivalent in scale and scope as the corresponding activities under the Candidate Development Plans for such Initial Targets. The Candidate Development Budget for each Additional Target will be substantially similar to the Candidate Development Budgets for the Initial Targets.

3.1.5

Updates to Candidate Development Plans. The Parties may update and amend each Candidate Development Plan and the corresponding Candidate Development Budget included in such Candidate Development Plan from time to time through the JSC, each of which updated plan and budget the JSC will have the right to determine whether to approve, subject to Section 4.2.4 (Decision Making Authority).

3.1.6

Satisfaction of Hit Criteria. On a Collaboration Target-by-Collaboration Target basis, C4 will use diligent efforts to deliver to Biogen at least [***] directed to each Collaboration Target that meet the Hit Criteria set forth in the applicable Candidate Development Plan in accordance with the timeframes for such delivery set forth in such Candidate Development Plan. On a Collaboration Target-by-Collaboration Target basis, C4 will provide written notice to the JSC upon the development of each Degrader directed to each Collaboration Target that satisfies the Hit Criteria for such Collaboration Target, together with all Deliverables to be provided with respect to Degraders that satisfy such Hit Criteria (as set forth in the applicable Candidate Development Plan) and applicable Deliverables and supporting Results. The JSC will review, discuss, and determine whether each such Degrader satisfies the applicable Hit Criteria for the applicable Collaboration Target. Upon the JSC’s confirmation that at least [***] directed to a Collaboration Target satisfy the Hit Criteria for such Collaboration Target, Biogen will pay the Hit Fee with respect to such Collaboration Target in accordance with Section 7.2 (Hit Fee). Biogen will only be obligated to pay the Hit Fee one time with respect to each Collaboration Target, and after Biogen pays the Hit Fee for a Collaboration Target, without limiting C4’s obligations under this Agreement, Biogen will not be obligated to pay any additional Hit Fee for any additional Degraders directed to such Collaboration Target that satisfy the Hit Criteria.

3.1.7

Satisfaction of Lead Criteria. On a Collaboration Target-by-Collaboration Target basis, C4 will use diligent efforts to deliver to Biogen at least [***] directed to each Collaboration Target that meet the Lead Criteria set forth in the applicable Candidate Development Plan in accordance with the timeframes for such delivery set forth in such Candidate Development Plan. On a Collaboration Target-by-Collaboration Target basis, C4 will provide written notice to the JSC upon the development of each Degrader directed to each Collaboration Target that satisfies the Lead Criteria for such Collaboration Target, together with all Deliverables to be provided with respect to Degraders that satisfy such Lead Criteria (as set forth in the applicable Candidate Development Plan) and applicable Deliverables and supporting Results. The JSC will review, discuss, and determine whether each such Degrader satisfies the applicable Lead Criteria for the applicable Collaboration Target. Upon the JSC’s confirmation that at least [***] directed to a Collaboration Target satisfy the Lead Criteria for such Collaboration Target, Biogen will pay the Lead Fee with respect to such Collaboration Target in accordance with Section 7.3 (Lead Fee). Biogen will only be obligated to pay the Lead Fee one time with respect to each Collaboration Target, and after Biogen pays the Lead Fee for a Collaboration Target, without limiting C4’s obligations under this Agreement, Biogen will not be obligated to pay any additional Lead Fee for any additional Degraders directed to such Collaboration Target that satisfy the Lead Criteria for such Collaboration Target.

3.1.8	Satisfaction of Development Candidate Criteria.

(a)

Delivery of Development Candidates; Development Candidate Report. On a Collaboration Target-by-Collaboration Target basis, C4 will use diligent efforts to deliver to Biogen at least [***] directed to each Collaboration Target that meets the Development Candidate Criteria set forth in the applicable Candidate Development Plan in accordance with the timeframes for such delivery set forth in such Candidate Development Plan. In addition, no later than [***] after completion by C4 of all C4 Candidate Development Activities set forth under the applicable Candidate Development Plan with respect to each Degrader, C4 will deliver to Biogen a report summarizing all Results for each Degrader as a result of the performance by or on behalf of C4 of the C4 Candidate Development Activities set forth under the applicable Candidate Development Plan with respect to such Degrader (for each Degrader, a “Development Candidate Report”). On a Degrader-by-Degrader basis, following C4’s completion of the C4 Candidate Development Activities set forth under the applicable Candidate Development Plan with respect to such Degrader, Biogen will have sole control over, will bear all costs and expenses of, and will have sole discretion and decision-making authority with respect to, the performance of further activities with respect to such Degrader and all Products that incorporate such Degrader, in each case, during the Collaboration Term.

(b)

IND-Enabling Study Commencement Fee. On a Collaboration Target-by-Collaboration Target basis, with respect to the first Degrader directed to each Collaboration Target for which Biogen commences IND-Enabling Studies, Biogen will pay to C4 the IND-Enabling Study Commencement Fee for such Collaboration Target pursuant to Section 7.4 (IND-Enabling Study Commencement Fee). Biogen will only be obligated to pay the IND-Enabling Study Commencement Fee one time with respect to each Collaboration Target, and after Biogen pays the IND-Enabling Study Commencement Fee for the first Degrader directed to a particular Collaboration Target, Biogen may commence IND-Enabling Studies for any other Degrader directed to such Collaboration Target without paying any additional IND-Enabling Study Commencement Fee. For clarity, Biogen may, at its sole discretion, determine to conduct IND-Enabling Studies (or further Development or Commercialization thereafter) with respect to any Degrader, regardless of whether such Degrader meets the Hit Criteria, Development Candidate Criteria, or Lead Criteria set forth in the applicable Candidate Development Plan.

3.1.9

Reports of Candidate Development Activities. Notwithstanding anything to the contrary in this Agreement, C4 will keep Biogen reasonably informed, through the JSC, regarding the status and progress of C4’s activities with respect to Collaboration Targets and Degraders, including the status of all C4 Candidate Development Activities. Biogen will keep C4 reasonably informed, through the JSC, regarding the status and progress of Biogen’s activities with respect to Collaboration Targets and Degraders by providing C4 a high-level summary of the status of Biogen Candidate Development Activities at each meeting of the JSC. During the Collaboration Term on a quarterly basis, C4 will prepare written reports for each Collaboration Target for which C4 is performing (or has performed) any C4 Candidate Development Activities to update Biogen on the status of all such C4 Candidate Development Activities for such Collaboration Target performed by or on behalf of C4 during the applicable Calendar Quarter. Such reports must be sufficient in content to allow Biogen to evaluate the progress of the C4 Candidate Development Activities against the objectives, One-Time R&D Prepayment and timelines included therefor in the applicable Candidate Development Plan. In addition, for each Calendar Quarter, C4 shall provide to Biogen a summary report in the form attached hereto as Schedule 3.1.9 (Form of Candidate Development Financial Report). In addition, C4 will include in such reports such other Deliverables, Results, or other information as may be required under any Candidate Development Plan or otherwise required for the performance of the Biogen Candidate Development Activities with respect to a particular Collaboration Target (or as may be reasonably requested by Biogen). The JSC will review the quarterly update reports for each such Collaboration Target and (i) confer regarding the progress towards developing Degraders directed to such Collaboration Target that satisfy the Hit Criteria, Lead Criteria, and Development Candidate Criteria (including determining whether or not Degraders directed to each Collaboration Target satisfy the Hit Criteria, Lead Criteria, and Development Candidate Criteria, in each case, for such Collaboration Target), (ii) review relevant Deliverables provided and Results generated in the performance of such C4 Candidate Development Activities, (iii) consider and advise on any technical issues that may arise, and (iv) discuss the Biogen Candidate Development Activities performed by or on behalf of Biogen with respect to such Collaboration Target during the same period; provided that Biogen will not be obligated to discuss the Biogen Candidate Development Activities with the JSC or C4 in the event of a Change of Control of C4 involving a Third Party that is, at such time, Exploiting any Competitive Product.

3.1.10

Costs of Candidate Development Activities. The payments to be made pursuant to Section 7.1 (One-Time R&D Prepayments) will compensate C4 for, and are being made to C4 as a prepayment of costs and expenses to be incurred by or on behalf of C4 in connection with the performance of all C4 Candidate Development Activities to be performed by or on behalf of C4 under each Candidate Development Plan. C4 will be responsible for all costs and expenses incurred by or on behalf of C4 in the performance of all C4 Candidate Development Activities and any other activities undertaken by C4 with respect to each Candidate Development Program during the Collaboration Term (including any additional resources that may be required for C4 to perform the C4 Candidate Development Activities under any Candidate Development Plan in accordance with this Agreement). Biogen will be responsible for all costs and expenses incurred by or on behalf of Biogen in the performance of all Biogen Candidate Development Activities and any other activities undertaken by Biogen with respect to each Candidate Development Program during the Collaboration Term.

3.1.11

Performance of C4 Candidate Development Activities. C4 will (a) provide all resources necessary for it to perform all C4 Candidate Development Activities and (b) perform all C4 Candidate Development Activities with reasonable care and skill in accordance with all Applicable Laws and the terms of this Agreement. On a Collaboration Target-by-Collaboration Target basis, as set forth under this Agreement, C4 will use diligent efforts to complete all C4 Candidate Development Activities set forth under each Candidate Development Plan in accordance with the performance timelines set forth in the applicable Candidate Development Plan, deliver to Biogen [***] that satisfy each of the Hit Criteria, Lead Criteria, and [***] that satisfies the Development Candidate Criteria set forth under the applicable Candidate Development Plan in accordance with the timeframes set forth in each such Candidate Development Plan, and provide to Biogen all Deliverables and Results set forth in the applicable Candidate Development Plan within the timeframes included therefor. During the Collaboration Term, C4 will devote the efforts of suitably qualified and trained employees and research assistants capable of carrying out the C4 Candidate Development Activities set forth under each Candidate Development Plan to a professional workmanlike standard and will provide all necessary materials and facilities therefor.

3.2	Sandbox Program.

3.2.1

Sandbox Activities. During the Collaboration Term, the Parties will undertake a series of research and activities to (a) better understand the C4 Degrader Platform and inform Biogen’s selection of the Additional Targets, including understanding the chemical approaches to targeted protein degradation through the modulation of the ubiquitin- proteasome pathway for the purpose of identifying and discovering ligands and targets (other than the Initial Targets) to be added as Additional Targets hereunder, and (b) with respect to C4, prepare and deliver all Deliverables and Results related to such activities in accordance with this Agreement, including all reports to be prepared in accordance with Section 3.2.4 (Reports of Sandbox Activities) (the “Sandbox Activities”). For clarity, no target that is an Occupied Target shall be eligible for any Sandbox Activities. The Parties agree that the Additional Targets derived from the Sandbox Activities shall be intended to address indications in the field of neurology.

3.2.2	Sandbox Plan and Sandbox Workstreams.

(a)

Sandbox Plan. Each Party will perform (or have performed) the Sandbox Activities allocated to it in accordance with a written plan that sets forth: (a) those activities to be performed in order to validate targets that may be selected as Additional Targets and to identify novel ligands, (b) a detailed timeline for the identification of such targets and ligands and the completion by C4 of all other Sandbox Activities allocated to C4 under such plan, (c) the Deliverables and Results to be provided to Biogen by C4 with respect to the Sandbox Activities to be performed by or on behalf of C4 under such plan (which Deliverables and Results will be sufficient for Biogen to determine whether or not it wishes to select any such target as an Additional Target), and (d) the FTEs to be dedicated by C4 in furtherance of performing the activities and achieving the objectives set forth in the foregoing clauses (a) – (d) (the “Sandbox Plan”). Either Party may propose to perform (or have performed, subject to the terms of this Agreement) under the Sandbox Plan specific Sandbox Activities with respect to a particular Sandbox Target (each, a “Sandbox Workstream”), each of which Sandbox Workstreams will be attached as a separate appendix to the Sandbox Plan and will set forth in writing (i) those activities to be performed in order to validate a Sandbox Target, (ii) a detailed timeline for the performance of such validation activities and the completion by C4 of all other Sandbox Activities allocated to C4 under such Sandbox Workstream, (iii) the Deliverables and Results to be provided to Biogen by C4 with respect to the Sandbox Activities to be performed by or on behalf of C4 under such Sandbox Workstream (which Deliverables and Results will be sufficient for Biogen to determine whether or not it wishes to select any Sandbox Target as an Additional Target), and (iv) the FTEs to be dedicated by C4 in furtherance of performing the activities and achieving the objectives set forth in the foregoing clauses (i) – (iii). No later than [***] after the Effective Date, the Parties will develop, through the JSC, the Sandbox Plan that sets forth the initial Sandbox Activities (including an individual Sandbox Workstream for each Sandbox Target that will be the subject of Sandbox Activities as of the date of such initial Sandbox Plan) and the associated detailed, written budget for the costs and expenses of the Sandbox Activities allocated to C4 under the Sandbox Plan

(including under each such initial Sandbox Workstream), which costs will be based on the number of FTEs to be dedicated by C4 under the Sandbox Plan, charged at the FTE Rate, as well as any direct out-of-pocket costs incurred by C4 in the course of conducting such Sandbox Activities (for each Sandbox Workstream, a “Sandbox Budget”).

(b)

Additional Sandbox Workstreams. Thereafter, at any point until the earlier of: (i) the [***] anniversary of the Effective Date, or (ii) the date on which the total costs and expenses incurred by or on behalf of C4 in the performance of all Sandbox Activities under the Sandbox Plan in accordance with the applicable Sandbox Budget equals [***], either Party may propose a Sandbox Workstream for an additional target to the JSC with respect to which Sandbox Activities are to be conducted under the Sandbox Plan and the associated proposed Sandbox Budget for the conduct of Sandbox Activities under such Sandbox Workstream. Following the JSC’s approval of each Sandbox Workstream and associated Sandbox Budget with respect to a target, such Sandbox Workstream and Sandbox Budget will be attached as an appendix to, incorporated into, and made part of the Sandbox Plan.

3.2.3

Performance of Sandbox Activities. C4 will dedicate the number of FTEs set forth under the Sandbox Plan (including under each Sandbox Workstream) to perform the Sandbox Activities allocated to C4 under the Sandbox Plan (or applicable Sandbox Workstream) and C4 or its authorized Third Party designees will perform such Sandbox Activities in accordance with the Sandbox Plan (including as set forth in the applicable Sandbox Workstream) and applicable Sandbox Budget, and otherwise in accordance with this Agreement. The Parties may update and amend the Sandbox Plan or any Sandbox Workstream and associated Sandbox Budget from time to time through the JSC, each of which updated plan and budget the JSC will have the right to determine whether to approve, subject to Section 4.2.4 (Decision Making Authority); provided that, unless otherwise agreed to by the Parties (not the JSC) in writing, the total costs and expenses to be incurred by or on behalf of C4 under the Sandbox Budgets in the performance of all Sandbox Activities under the Sandbox Plan (including all Sandbox Workstreams) may not exceed $[***] in the aggregate.

3.2.4

Reports of Sandbox Activities. Notwithstanding anything to the contrary set forth in this Agreement, each Party will keep the other Party reasonably informed, through the JSC, regarding the status and progress of the Sandbox Activities performed by or on behalf of such Party. During the Collaboration Term on a [***] basis, C4 will prepare written reports to update Biogen on the status of such Sandbox Activities performed by or on behalf of C4 during the applicable [***]. Such reports must be sufficient in content to allow the receiving Party to evaluate the progress of the Sandbox Activities being performed by or on behalf of the other Party against the objectives, Sandbox Budget and timelines included therefor in each Sandbox Plan. In addition, Biogen will prepare a high-level summary to update C4 on the status of the Sandbox Activities performed by or on behalf of Biogen during the applicable [***]. C4 will (a) record and account the FTE efforts and direct out-of-pocket expenses (along with reasonable documentation), in each case, incurred by or on behalf of C4 during the applicable [***] in the performance of the Sandbox Activities by or on behalf of C4 during the applicable [***] under the Sandbox Plan, and (b) provide a reasonable estimate of the FTEs and direct out-of-pocket expenses, in each case, to be incurred on a [***] basis by or on behalf of C4 in order to complete the Sandbox Activities as set forth under the then-current Sandbox Plan in accordance with the applicable Sandbox Budget. In addition, each Party will provide to the other Party such other information as may be reasonably required under the Sandbox Plan or otherwise for the performance of the Sandbox Program or reasonably requested by the other Party. The JSC will review the quarterly update reports of such Sandbox Activities and (i) confer regarding the progress towards identifying and discovering ligands and targets that Biogen may select as Additional Targets, (ii) review relevant Deliverables provided and Results generated in the performance of such Sandbox Activities, and (iii) consider and advise on any technical issues that may arise.

3.2.5

Costs of Sandbox Activities. For each applicable Calendar Quarter, Biogen will reimburse C4 for (a) the FTE hours actually spent by C4 employees at the applicable FTE Rate in the performance of Sandbox Activities under the Sandbox Plan, and (b) the direct out-of-pocket expenses (provided with reasonable supporting documentation) incurred by or on behalf of C4 in performing such Sandbox Activities, in each case ((a) and (b)), in accordance with the Sandbox Plan and applicable Sandbox Budget. In each such Calendar Quarter, C4 will invoice Biogen, and Biogen will pay C4 all undisputed amounts due under this Section 3.2.5 (Costs of Sandbox Activities) within [***] following receipt of the applicable invoice. Notwithstanding anything to the contrary set forth in this Agreement, unless otherwise agreed to in writing by the Parties (not the JSC), the total amount payable by Biogen to C4 pursuant to this Section 3.2.5 (Costs of Sandbox Activities) or otherwise with respect to the performance of any Sandbox Activities will not exceed $[***]. In addition, Biogen will be responsible for all costs and expenses incurred by or on behalf of Biogen in the performance of the Sandbox Activities allocated to Biogen in the applicable Sandbox Plan.

3.2.6

Performance of Sandbox Activities. C4 will dedicate the number of FTEs set forth in the Sandbox Plan to perform the Sandbox Activities allocated to C4 thereunder and such FTEs will perform such Sandbox Activities with reasonable care and skill in accordance with all Applicable Laws and the terms of this Agreement. In addition, as set forth in this Agreement, C4 will use diligent efforts to (a) complete all Sandbox Activities allocated to C4 under the Sandbox Plan in accordance with the applicable Sandbox Budget, and (b) deliver to Biogen, through the JSC all Deliverables and Results set forth in the Sandbox Plan within the timeframes included therefor. During the Collaboration Term, the FTEs of C4 dedicated to performing the Sandbox Activities under the Sandbox Plan will be suitably qualified and trained employees and research assistants capable of carrying out such Sandbox Activities to a professional workmanlike standard and will provide all necessary materials and facilities therefor.

3.2.7

Sandbox High Interest Targets. Within [***] following the Additional Target Selection Period, Biogen will provide C4 with a prioritized list of up to [***] Sandbox Targets that may be potentially selected as a Replacement Target in accordance with Section 3.1.1(b)(i) (Selection of Additional Targets) or as an Extended Term Target in accordance with Section 3.1.1(b)(ii) (Replacement Target Notice) (each such Sandbox Target, a “Sandbox High Interest Target” and such list, the “Sandbox High Interest Target List”). Biogen may add or remove a Sandbox Target to or from the Sandbox High Interest Target List (as applicable) at any time during the Term upon written notice to C4, provided, however, that (a) at no time will the Sandbox High Interest Target List include more than [***] Sandbox High Interest Targets and (b) if Biogen designates a Sandbox High Interest Target as a Replacement Target in accordance with Section 3.1.1(b)(i) (Selection of Additional Targets) or as an Extended Term Target in accordance with Section 3.1.1(b)(ii) (Replacement Target Notice), then, in each case, such Sandbox High Interest Target will be automatically removed from the Sandbox High Interest Target List and such Sandbox

High Interest Target will no longer be deemed a Sandbox High Interest Target for the purposes of this Agreement. During the Collaboration Term, each Sandbox High Interest Target will be subject to the restrictions set forth in Section 3.6 (Exclusivity) and C4 will, and will cause its Affiliates to, comply with such restrictions with respect thereto.

3.3

Records. During the Collaboration Term and for [***] thereafter, C4 will maintain records of all Collaboration Activities in sufficient detail and in good scientific manner, appropriate for scientific, patent, and regulatory purposes, which records will be complete and properly reflect all work done and results achieved in the performance of Collaboration Activities by or on behalf of C4. In addition, C4 will calculate and maintain records of FTE effort and direct out-of-pocket expenses, in each case, incurred by it in the same manner as used for other products developed by C4.

3.4

Copies and Inspection of Records. [***], during normal business hours and upon reasonable notice not less than [***], Biogen will have the right to inspect all records of C4 or its authorized Third Party designees that relate to the performance of Collaboration Activities by or on behalf of C4. Notwithstanding anything to the contrary set forth in this Agreement, Biogen will have the right to inspect such records more than [***] if it in good faith believes performance of Collaboration Activities by or on behalf of C4 are not in compliance with the terms and conditions of this Agreement. Biogen will have the right to arrange for its employees or independent consultants and (sub)contractors involved in the performance of activities under this Agreement to (a) visit the offices and laboratories of C4 [***] during normal business hours and upon reasonable notice not less than [***], and (b) discuss with C4’s technical personnel and consultants the performance and progress of the Collaboration Activities and applicable Deliverables and associated Results in detail. After preparing or receiving the report for such visit or inspection, Biogen will provide C4 with a written summary of Biogen’s findings of any deficiencies or other areas of remediation that Biogen identifies during any such visit or inspection. C4 will use diligent efforts to remediate any such deficiencies within [***] after C4’s receipt of such report, at C4’s cost and expense.

3.5	Collaboration Term.

3.5.1

Initial Term. The Collaboration Activities will be performed by or on behalf of the Parties during the period commencing on the Effective Date and expiring on the date that is [***] thereafter unless (a) extended by Biogen pursuant to Section 3.5.2 (Extension of Collaboration Term), or (b) earlier terminated as provided in Article 12 (Term and Termination) (the “Initial Collaboration Term”).

3.5.2

Extension of Collaboration Term. Biogen may elect to extend the Initial Collaboration Term for an additional [***] (for a total period of [***] after the Effective Date) by delivering to C4 written notice of its desire to so extend the Initial Collaboration Term no later than the fourth anniversary of the Effective Date (the Initial Collaboration Term, together with such additional [***] period if Biogen so delivers such notice pursuant to this Section 3.5.2 (Extension of Collaboration Term), unless this Agreement is earlier terminated as provided in Article 12 (Term and Termination), collectively, the “Collaboration Term”). Notwithstanding anything to the contrary set forth in this Agreement, each Party will use commercially reasonable efforts to complete within [***] following the end of the Collaboration Term (whether the Initial Collaboration Term or as extended for an additional [***] period pursuant to this Section 3.5.2 (Extension of Collaboration Term)), all Candidate Development Activities assigned to such Party under, and in accordance with, each Candidate Development Plan that are ongoing or incomplete at the end of the Collaboration Term (unless technically or scientifically infeasible, as determined by the JSC).

3.5.3

Effect of Extension of Initial Collaboration Term. If Biogen elects to extend the Initial Collaboration Term pursuant to Section 3.5.2 (Extension of Collaboration Term), then: (a) Biogen will have the right to select five more Additional Targets with respect to which the Parties will perform Candidate Development Activities in accordance with this Agreement, which targets will be selected in accordance with Section 3.1.1(b)(i) (Selection of Additional Targets), and upon selection thereof, such Additional Targets will be Extended Term Targets for purposes of this Agreement and (b) Biogen will pay to C4 the payment to so extend the Initial Collaboration Term in accordance with Section 7.1.2 (Extended Collaboration Term).

3.6

Exclusivity. On a Candidate Development Program-by-Candidate Development Program and Sandbox Program-by-Sandbox Program Basis, other than in the performance of activities under this Agreement and subject to Section 3.7 (Exception for Acquisition of C4), C4 will not (and will not permit its Affiliates to), either alone or directly or indirectly with any Third Party, Exploit : (a) solely with respect to C4 and its Affiliates (other than any Acquiror or any Affiliate of such Acquiror prior to the consummation of the applicable Change of Control) any protein antibody, small molecule compound, or other biological molecule, chemical compound, or other molecule, and (b) with respect to any Acquiror (including any Affiliate of such Acquiror prior to the consummation of the applicable Change of Control), any protein degrader, in each case ((a) and (b)), that is Directed To (i) during the Term, any Collaboration Target, (ii) during the Additional Target Selection Period, any Sandbox Target or (iii) during the Collaboration Term, any Sandbox High Interest Target (any such protein, antibody, small molecule, compound, or other biological molecule, chemical compound, other molecule, or protein degrader, as applicable. described in the foregoing clauses (a) or (b), a “Competitive Product”). For the avoidance of doubt, the foregoing obligations of exclusivity shall cease immediately with respect to a Candidate Development Program upon termination of this Agreement with respect to such Candidate Development Program and will cease with respect to a Collaboration Target upon replacement of such Collaboration Target in accordance with Section 3.1.1(b)(ii) (Replacement Target Notice).

3.7

Effect of Acquisition of C4. C4 will not be in breach of the restrictions set forth in Section 3.6 (Exclusivity) if C4 undergoes a Change of Control with a Third Party (such Third Party, an “Acquiror,” and, together with its pre-Change of Control Affiliates, the “Acquisition Party”) that is (either directly or through any Third Party) Exploiting one or more Competitive Products prior to such Change of Control. Competitive Products being Exploited by the Acquisition Party prior to the Change of Control are referred to herein as “Grandfathered Products.” The Acquisition Party may continue to Exploit such Grandfathered Products following the Change of Control; provided that (a) no C4 Licensed Technology or Biogen Technology is used by or on behalf of the Acquisition Party or its Affiliates in connection with the Exploitation of such Competitive Products, and (b) C4 and the Acquisition Party institutes commercially reasonable technical and administrative safeguards to ensure the requirements set forth in the foregoing clause (a) are met, including by creating “firewalls” between the personnel working on such Grandfathered Products and the personnel teams charged with working on any Product or having access to data from activities performed under this Agreement or Confidential Information of the Parties.

ARTICLE 4 GOVERNANCE

4.1	Alliance Management.

4.1.1

Alliance Managers. Each Party will appoint a single individual who possesses sufficient alliance management experience and is otherwise suitably qualified and that has the requisite decision-making authority, in each case, to act as its alliance manager under this Agreement to support the Collaboration Activities, the Sandbox Program, and the Candidate Development Programs (the “Alliance Manager”). The initial Alliance Managers will be set forth on Schedule 4.1.1 (Contact List). Each Party may change the person designated as its Alliance Manager upon written notice (including via email notification) to the other Party, provided that such new Alliance Manager possesses sufficient alliance management experience and otherwise meets the requirements set forth in this Section 4.1.1 (Alliance Managers).

4.1.2

Roles and Responsibilities. The Alliance Managers will be responsible for (a) facilitating the flow of information and otherwise promoting communication of the day-to-day work for the Sandbox Program and each Candidate Development Program, (b) coordinating the Collaboration Activities, (c) providing a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues, (d) assisting the integration of teams across functional areas, (e) preparing and disseminating agendas and presentations for the JSC meetings, (f) conducting the meetings of the JSC, and (g) performing such other functions as requested by the JSC.

4.2	Joint Steering Committee.

4.2.1

Formation. As soon as practicable, but no later than [***] after the Effective Date, the Parties will establish a joint steering committee (the “JSC”) to oversee the Collaboration Activities. The JSC will be comprised of [***] representatives of Biogen and [***] representatives of C4, each of whom will have the appropriate experience and expertise to perform its responsibilities on the JSC. Each Party will provide notice to the other Party of its initial representatives to the JSC. Either Party may replace its representatives with similarly qualified individuals at any time upon prior written notice to the other Party. If agreed by the JSC on a case-by-case basis, the JSC may invite other nonmembers to participate in the discussions and meetings of the JSC, provided that such participants will have no voting authority at the JSC and that any such non-employee participants are bound by written obligations of non-use and confidentiality no less stringent than those set forth in Article 9 (Confidentiality). The Alliance Managers will be responsible, on behalf of the JSC, for setting the agenda for meetings of the JSC with input from the other members and for conducting the meetings of the JSC. Neither Alliance Manager will be a member of the JSC, but the Alliance Managers or suitable designees will attend all meetings of the JSC.

4.2.2

Meetings. The JSC will meet in person (alternating between a site designated by each of C4 and Biogen) or by teleconference at least [***], or with such other frequency as the Parties may agree. Specific meeting dates will be determined by agreement of the Parties. Either Party may also call a special meeting of the JSC (by videoconference or teleconference) upon at least [***] prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed before the next regularly scheduled JSC meeting, and such Party will provide the JSC materials reasonably adequate to enable an informed discussion by its members no later than [***] before the special meeting. Biogen will host the first meeting of the JSC at a mutually agreeable time and place no later than [***] after the Effective Date. Each Party will be responsible for its own expenses relating to attendance at or participation in JSC meetings. The Alliance Managers will prepare and disseminate agendas and presentations no later than [***] in advance of each JSC meeting unless otherwise agreed to by the Parties in writing. The Alliance Managers will jointly prepare and circulate minutes for each JSC meeting within [***] after each such meeting and will ensure that such minutes are reviewed and approved by their respective companies within [***] thereafter.

4.2.3

Responsibilities. The JSC will oversee and monitor the progress of the Collaboration Activities. Within such scope the JSC will, subject to Section 4.2.4 (Decision Making Authority) and Section 4.2.5 (Limits of JSC Decision Making Authority):

(a)	discuss and determine whether a Replacement Target Notice is warranted, as described in Section 3.1.1(b)(ii) (Replacement Target Notice);

(b)

prepare the Candidate Development Plan (and the Candidate Development Budget included in such Candidate Development Plan) for each Additional Target, as described in Section 3.1.4 (Additional Candidate Development Plans and Budgets);

(c)

review and amend each Candidate Development Plan and the corresponding Candidate Development Budget included in such Candidate Development Plan, as described in Section 3.1.5 (Updates to Candidate Development Plans and Budgets);

(d)

review and determine whether Degraders directed to a given Collaboration Target satisfy the Hit Criteria set forth in the applicable Candidate Development Plan for such Collaboration Target, as described in Section 3.1.6 (Satisfaction of Hit Criteria);

(e)

review and determine whether Degraders directed to a given Collaboration Target satisfy the Lead Criteria set forth in the applicable Candidate Development Plan for such Collaboration Target, as described in Section 3.1.7 (Satisfaction of Lead Criteria);

(f)

review C4’s quarterly update reports to Biogen on the status of all C4 Candidate Development Activities and discuss the C4 Candidate Development Activities performed since the previous JSC meeting, as described in Section 3.1.9 (Reports of Candidate Development Activities);

(g)

review Biogen’s quarterly high-level summary to C4 on the status of Biogen Candidate Development Activities and discuss the Biogen Candidate Development Activities performed since the previous JRC meeting, as described in Section 3.1.9 (Reports of Candidate Development Activities);

(h)	prepare the initial Sandbox Plan and initial Sandbox Workstreams and the associated Sandbox Budgets, and make amendments thereto, in each case, as described in Section 3.2.2(a) (Sandbox Plan);

(i)	review and determine whether to approve each additional Sandbox Workstream and the associated Sandbox Budget, as described in Section 3.2.2(b) (Additional Sandbox Workstreams);

(j)

review C4’s quarterly update reports to Biogen on the status of all Sandbox Activities performed by or on behalf of C4 and discuss the Sandbox Activities performed since the previous JSC meeting, as described in Section 3.2.4 (Reports of Sandbox Activities);

(k)

review Biogen’s high-level summary to C4 on the status of all Sandbox Activities performed by or on behalf of Biogen and discuss the Sandbox Activities performed since the previous JSC meeting, as described in Section 3.2.4 (Reports of Sandbox Activities);

(l)

review, discuss, and determine whether any Candidate Development Activities assigned to a Party that are ongoing or complete at the end of the Collaboration Term are technically or scientifically infeasible to complete within [***] following the end of the Collaboration Term, as described in Section 3.5.2 (Extension of Collaboration Term);

(m)	consider and advise on any technical issues that arise under the Collaboration Activities;

(n)

discuss, plan, and coordinate the transition of Manufacturing activities and transfer of Know-How from C4 to Biogen that is necessary or useful for the Manufacture of Degraders and Products, such discussion, planning and coordination to begin, on a Candidate Development Program-by- Candidate Development Program basis, prior to the satisfaction of the Lead Criteria with respect to a Candidate Development Program;

(o)

discuss and coordinate the transfer of (i) all Know-How Controlled by C4 that is necessary or useful to enable the Manufacture of a Development Candidate and (ii) any materials (as well as any intermediates and impurities of such materials) used by C4 or its Affiliates or Subcontractors in the Manufacture of such Development Candidate, in each case ((i) and (ii)), in accordance with the applicable technology transfer plan with respect to such Development Candidate, as described in Section 6.3 (Manufacturing Technology Transfer);

(p)	form such other committees as the JSC may deem appropriate, including individual committees to oversee Collaboration Activities related to particular Collaboration Targets;

(q)	attempt to resolve any disputes on an informal basis; and

(r)	perform such other functions as expressly set forth in this Agreement or allocated to the JSC by the written agreement of the Parties.

4.2.4

Decision Making Authority. A quorum for a meeting of the JSC will require the presence of at least [***] from each Party. The JSC will endeavor to reach decisions by consensus, with each Party, through its representative members of the JSC, having [***], provided that a quorum must be present for any decision to be made by the JSC. Subject to the terms of this Agreement, including Section 4.2.5 (Limits on JSC Decision Making Authority), [***] will have final decision making authority with respect to such decision, including any Candidate Development Plan or Candidate Development Budget or the Sandbox Plan (including any Sandbox Workstream) or any Sandbox Budget, or any update to any of the foregoing.

4.2.5

Limits on JSC Decision Making Authority. Notwithstanding anything to the contrary set forth in this Agreement, without C4’s prior written consent, no decision of the JSC or [***] (in the exercise of its final decision-making authority on any such matters as set forth in Section 4.2.4 (Decision Making Authority)), in each case, may (a) result in a material increase in the scope of activities required to be performed by C4 under this Agreement, including under any Candidate Development Plan or require C4 to dedicate FTEs in excess of the Sandbox Budget, (b) take or decline to take any action that would be reasonably likely to result in a violation of any Applicable Law, the requirements of any Regulatory Authority, or any agreement between C4 and any Third Party or that would be reasonably likely to result in the infringement, misappropriation, or other violation of any Intellectual Property of any Third Party, (c) impose any obligation on either Party that would be in violation of such Party’s written standard operating procedures, written business policies, or written compliance policies or procedures, or (d) conflict with this Agreement.

4.3

Disbandment of the JSC. The JSC will terminate upon the earlier of (a) the expiration (or earlier termination) of the Collaboration Term or (b) the date on which Biogen has, for each Collaboration Target, commenced IND-Enabling Studies for a Development Candidate directed to such Collaboration Target. Upon the termination of the JSC, the JSC will have a final meeting thereafter to review the results of the all Collaboration Activities and will thereafter have no further authority with respect to the activities hereunder.

ARTICLE 5 DEVELOPMENT, REGULATORY MATTERS, AND COMMERCIALIZATION

5.1

Technology Transfer. C4 will provide to Biogen copies of all C4 Licensed Know-How that is necessary or useful for the performance of all Biogen Candidate Development Activities no later than [***] after the Effective Date. Thereafter, C4 will provide to Biogen copies of all C4 Licensed Know-How that is made, conceived, discovered, or otherwise generated following such initial transfer of C4 Licensed Know-How that is (a) necessary or useful to continue to enable Biogen to perform such Biogen Candidate Development Activities and Sandbox Activities, or (b) necessary or useful to allow Biogen to continue to Exploit any Degrader and Products that incorporate such Degrader, in each case (a) and (b), as determined by the JSC. In addition to providing copies of the C4 Licensed Know-How in accordance with this Section 5.1 (Technology Transfer), C4 will make its personnel reasonably available to Biogen so as to enable Biogen to practice under the C4 Licensed Technology in connection with its performance of the Biogen Candidate Development Activities and the Sandbox Activities and the Exploitation of the Degraders and Products that include such Degraders.

5.2

Development and Medical Affairs. On a Development Candidate-by-Development Candidate basis, following completion of the Candidate Development Activities with respect to such Development Candidate, Biogen will have sole control over, will bear all costs and expenses of, and will have sole discretion and decision-making authority with respect to, the further Development of, and the performance of all Medical Affairs with respect to, such Development Candidate and all Products that incorporate such Development Candidate.

5.3

Regulatory Activities. Biogen will have sole control over the preparation and submission of all Regulatory Submissions for all Products at its own cost and expense, including all MAAs and applications for obtaining, supporting, and maintaining Reimbursement Approvals for all Products. Biogen may file all such applications in its own name (or in the name of its designee) and will own and control all such applications. Without limiting the generality of Section 5.6 (C4 Support), C4 will use commercially reasonable efforts to assist Biogen in its efforts to prepare and submit any Regulatory Submissions to obtain, support, or maintain Regulatory Approvals for all Products, including by providing to Biogen, upon Biogen’s reasonable request, all data, written reports, and other documentation related to such Product Controlled by C4 or its Affiliates (which assistance and data generation must be in accordance with Applicable Law and requirements and standards by applicable Regulatory Authorities) as well as any necessary samples and materials. C4 may invoice Biogen for the internal costs (at the FTE Rate) and documented expenses incurred in connection with providing such assistance and cooperation, and Biogen will pay the undisputed invoiced amounts within [***] after the date of such invoice.

5.4

Commercialization. Biogen will have sole control over, will bear all costs and expenses of, and will have sole discretion and decision-making authority with respect to, the Commercialization of all Products.

5.5	Diligence Obligations.

5.5.1

Development Diligence Obligations. If Biogen has commenced an IND-Enabling Study for a Development Candidate directed to a Collaboration Target in the United States or one Major European Market, then Biogen, itself or through its Affiliates, Sublicensees, or Subcontractors, will use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for at least [***] directed to such Collaboration Target in the United States or [***] Major European Market. Biogen will have no other diligence obligations under this Agreement with respect to the Development or Regulatory Approval of any Development Candidates or Products.

5.5.2

Commercialization Diligence Obligations. Following receipt by or on behalf of Biogen of Regulatory Approval for a Product in the United States or a Major European Market, Biogen will use Commercially Reasonable Efforts to Commercialize such Product in the United States or such Major European Market (as applicable). Biogen will have no other diligence obligations under this Agreement with respect to the Commercialization of any Products.

5.6

C4 Support. The Parties understand and agree that following completion of the Sandbox Activities and C4 Candidate Development Activities, in addition to the cooperation and assistance to be expressly provided under Section 5.1 (Technology Transfer), Section 5.3 (Regulatory Activities), and Section 6.4 (C4 Manufacturing Support), from time to time it may be necessary for Biogen to seek assistance and cooperation from C4 in connection with the performance of the Biogen Candidate Development Activities or further Exploitation of Development Candidates and Products. C4 hereby agrees to use commercially reasonable efforts to provide any such assistance and cooperation reasonably requested by Biogen within [***] following completion of such Sandbox Activities or C4 Candidate Development Activities (as applicable), as a consultant. C4 may invoice Biogen for the internal costs (at the FTE Rate) and documented expenses incurred in connection with providing such assistance and cooperation, and Biogen will pay the undisputed invoiced amounts within [***] after the date of such invoice.

ARTICLE 6 MANUFACTURING

6.1

General Responsibilities. On a Development Candidate-by-Development Candidate basis, following successful manufacturing technology transfer as set forth in Section 6.3 (Manufacturing Technology Transfer) for each Development Candidate and all Products that incorporate such Development Candidate, Biogen will have sole responsibility for, and sole decision-making authority with respect to, all Manufacturing activities and associated costs and expenses for the Manufacture of such Development Candidate and all such Products.

6.2

Observation by Biogen. Following C4’s delivery to Biogen of a Development Candidate Report for a Degrader, C4 will provide Biogen with the opportunity, upon Biogen’s reasonable request during normal business hours, to observe the Manufacturing processes and procedures for such Degrader (e.g., review assays, batch records, and release processes and procedures) for the purpose of enabling Biogen (or a Third Party contract manufacturer (“CMO”) designated by Biogen) to Manufacture such Degrader and Products that incorporate such Degrader pursuant to Section 6.3 (Manufacturing Technology Transfer). If C4 utilizes a CMO for the Manufacture of any Degrader, then C4 will take all reasonable actions, including entering into a three party agreement with Biogen and such CMO, to enable Biogen to exercise its rights under Section 6.1 (General Responsibilities) and this Section 6.2 (Observation by Biogen).

6.3

Manufacturing Technology Transfer. In addition to the initial technology transfer set forth in Section 5.1 (Technology Transfer), on a Development Candidate-by-Development Candidate basis, following selection of such Development Candidate by Biogen, beginning at the time of selection of a Development Candidate and for a period of [***] thereafter, C4 will work with Biogen to transfer to Biogen (a) all Know-How Controlled by C4 that is necessary or useful to enable the Manufacture of such Development Candidate, to the extent not previously transferred to Biogen under this Agreement, by providing copies or samples of relevant documentation, materials, and other embodiments of such Know-How, and by making available its qualified technical personnel on a reasonable basis to consult with Biogen with respect to such Know-How, and (b) any materials (as well as any intermediates and impurities of such materials) used by C4 or its Affiliates or Subcontractors in the Manufacture of such Development Candidate, including any materials, intermediates and impurities used prior to the performance of IND-Enabling Studies for such Development Candidate. Each such Know-How transfer will be conducted pursuant to technology transfer plan developed and agreed by the Parties at least [***] prior to the anticipated commencement of such transfer, the purpose of which plan will be to ensure the complete and timely transfer of such Know-How and materials in a manner that is consistent with then-current internal technology transfer corporate standards (or equivalent policy) of Biogen. The JSC will coordinate and ensure that such transfer has been completed under the applicable technology transfer plan.

6.4

C4 Manufacturing Support. Without limiting the generality of Section 5.6 (C4 Support), the Parties understand and agree following the technology transfer contemplated by Section 6.3 (Manufacturing Technology Transfer) it may be necessary for Biogen from time to time to seek assistance and cooperation from C4 in connection with the Manufacture of Development Candidates and Products, including with respect to scale-up activities. C4 hereby agrees to use commercially reasonable efforts to provide any such assistance and cooperation reasonably requested by Biogen within [***] following such technology transfer, as a consultant. C4 may invoice Biogen for the internal costs (at the FTE Rate) and documented expenses incurred in connection with providing such assistance and cooperation, and Biogen will pay the undisputed invoiced amounts within[***] after the date of such invoice.

ARTICLE 7 PAYMENTS AND ROYALTIES

7.1	One-Time R&D Prepayments.

7.1.1

Initial Collaboration Term. No later than [***] after the Effective Date Biogen will pay to C4 an upfront payment of $[***] as prepayment for the C4 Candidate Development Activities to be performed hereunder, payable by wire transfer of immediately available funds.

7.1.2

Extended Collaboration Term. If Biogen elects to extend the Collaboration Term for an additional [***] period pursuant to Section 3.5.2 (Extension of Collaboration Term), then Biogen will pay to C4 a payment of $[***], payable by wire transfer of immediately available funds. Biogen will pay such amount to C4 no later than [***] after Biogen’s receipt of an invoice therefor, which invoice C4 may not provide to Biogen until C4’s receipt of written notice from Biogen of Biogen’s desire to so extend the Initial Collaboration Term.

7.2

Hit Fee. On a Collaboration Target-by-Collaboration Target basis, Biogen will pay to C4 a one-time payment of $[***] upon receipt of at least [***] Degraders directed to each Collaboration Target that satisfy the Hit Criteria for such Collaboration Target (as confirmed by the JSC pursuant to Section 4.2.3(d)) (each, a “Hit Fee”). Biogen will pay the Hit Fee to C4 for each applicable Collaboration Target no later than [***] after Biogen’s receipt of an invoice therefor, which invoice C4 may not provide to Biogen with respect to a Collaboration Target unless and until the JSC confirms that the applicable Degraders directed to such Collaboration Target satisfy the Hit Criteria for such Collaboration Target.

7.3

Lead Fee. On a Collaboration Target-by-Collaboration Target basis, Biogen will pay to C4 a one-time payment of $[***] in consideration of at least [***] Degraders directed to each Collaboration Target that satisfy the Lead Criteria for such Collaboration Target (as confirmed by the JSC pursuant to Section 4.2.3(e)) (each, a “Lead Fee”). Biogen will pay the Lead Fee to C4 for each applicable Collaboration Target no later than [***] after Biogen’s receipt of an invoice therefor, which invoice C4 may not provide to Biogen with respect to a Collaboration Target unless and until the JSC confirms that the applicable Degraders directed to such Collaboration Target satisfy the Lead Criteria for such Collaboration Target.

7.4

IND-Enabling Study Commencement Fee. On a Collaboration Target-by-Collaboration Target basis, Biogen will pay to C4 a one-time payment of $[***] in consideration of the commencement by or on behalf of Biogen of the [***] IND-Enabling Study for a Development Candidate directed to each Collaboration Target (for each Collaboration Target, a “IND-Enabling Study Commencement Fee”). Biogen will notify C4 in writing of the commencement (i.e., the first dosing of an animal subject) of an IND-Enabling Study with respect to the [***] Development Candidate directed to each Collaboration Target. Thereafter, C4 will provide Biogen with an invoice for the IND-Enabling Study Commencement Fee for the applicable Collaboration Target, and Biogen will pay to C4 such IND-Enabling Study Commencement Fee no later than [***] after its receipt of invoice therefor.

7.5	Milestone Payments.

7.5.1

Development Milestones. On a Collaboration Target-by-Collaboration Target basis, Biogen will make one-time milestone payments (each, a “Development Milestone Payment”) to C4 upon the first achievement by Biogen or its Affiliates or Sublicensees of each of the development milestone events (each, a “Development Milestone Event”) (a) set forth in TABLE 7.5.1(a) below for the first Product directed to each Initial Term Target that is Covered by a Valid Claim of a C4 Licensed Patent Right (at the time of such achievement) to achieve the applicable Development Milestone Event, and (b) set forth in TABLE 7.5.1(b) below for the first Product directed to each Extended Term Target that is Covered by a Valid Claim of a C4 Licensed Patent Right (at the time of such achievement) to achieve the applicable Development Milestone Event. For the avoidance of doubt, each Development Milestone Payment hereunder will be payable only once per Collaboration Target upon the first achievement of the applicable Development Milestone Event by a Product directed to such Collaboration Target. No additional Development Milestone Payments will be made for any subsequent achievement of such Development Milestone Event by any other Product directed to the same Collaboration Target. If one or more Development Milestone Events are skipped for a Product directed to a particular Collaboration Target, then such skipped Development Milestone Events will be payable upon the first achievement by a Product that is Covered by a Valid Claim of a C4 Licensed Patent Right (at the time of such achievement) directed to the same Collaboration Target of the subsequent Development Milestone Event, except that a Development Milestone Event in one territory will not be deemed to be skipped solely because a subsequent Development Milestone Event was achieved in a different territory (e.g., [***]). Biogen will notify C4 in writing of the achievement of a Development Milestone Event by Biogen or its Affiliates or Sublicensees no later than [***] after Biogen becomes aware of the achievement thereof. Thereafter, C4 will provide Biogen with an invoice for the corresponding Development Milestone Payment, and Biogen will pay to C4 such Development Milestone Payment no later than [***] after its receipt of invoice for such Development Milestone Payment. If Biogen or its Affiliates or Sublicensees achieve all Development Milestone Events with respect to Products directed to a particular Collaboration Target (regardless of the number of times such events occur or the number of Products that trigger such event), then (a) the maximum amount payable by Biogen with respect to a particular Initial Term Target under this Section 7.5.1 (Development Milestones) is $[***], and (b) the maximum amount payable by Biogen with respect to a particular Extended Term Target under this Section 7.5.1 (Development Milestones) is $[***].

TABLE 7.5.1(a) – Development Milestones Products Directed to Initial Term Targets
Development Milestone Event	Development Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

TABLE 7.5.1(b) – Development Milestones Products Directed to Extended Term Targets
Development Milestone Event	Development Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

7.5.2

Sales Milestones. On a Collaboration Target-by-Collaboration Target basis, Biogen will make one-time sales milestone payments (each, a “Sales Milestone Payment” and together with the Development Milestone Payments, the “Milestone Payments”) to C4 upon the achievement by Biogen or its Affiliates or Sublicensees of each of the sales-based milestones events (each, a “Sales Milestone Event”) (a) set forth in TABLE 7.5.2(a) below with respect to aggregate annual Net Sales of Products directed to each Initial Term Target and Covered by a Valid Claim of a C4 Licensed Patent Right (at the time of sale in the applicable country), and (b) set forth in TABLE 7.5.2(b) below with respect to aggregate annual Net Sales of Products directed to each Extended Term Target and Covered by a Valid Claim of a C4 Licensed Patent Right (at the time of sale in the applicable country). Each of the Sales Milestone Payments set forth below will be payable only one time, for the first Calendar Year in which the corresponding Sales Milestone Event is achieved. Biogen will notify C4 in writing of the achievement of a Sales Milestone Event by Biogen or its Affiliates or Sublicensees no later than [***] after the end of the Calendar Year in which such Sales Milestone Payment is payable pursuant to the preceding sentence. Thereafter, C4 will provide Biogen with an invoice for the corresponding Sales Milestone Payment, and Biogen will pay to C4 such Sales Milestone Payment no later than [***] after its receipt of invoice for such Sales Milestone Payment. If Biogen or its Affiliates or Sublicensees achieve all Sales Milestone Events with respect to Products directed to a particular Collaboration Target (regardless of the number of times such events occur or the number of Products that trigger such event), then (i) the maximum amount payable by Biogen with respect to a particular Initial Term Target under this Section 7.5.2 (Sales Milestones) is $[***], and (ii) the maximum amount payable by Biogen with respect to a particular Extended Term Target under this Section 7.5.2 (Sales Milestones) is $[***].

TABLE 7.5.2(a) – Sales Milestones Products Directed to Initial Term Targets
Sales Milestone Event	Sales Milestone Payment
[***]	[***]
[***]	[***]

TABLE 7.5.2(b) – Sales Milestones Products Directed to Extended Term Targets
Sales Milestone Event	Sales Milestone Payment
[***]	[***]
[***]	[***]

7.6	Royalties.

7.6.1

Royalty Payments. Subject to the provisions of Section 7.6.4 (Royalty Adjustments), on a Product-by-Product and country-by-country basis, Biogen will pay to C4 royalties in the amount of the marginal royalty rates set forth in TABLE 7.6.1 below of the aggregate Net Sales resulting from the sale of Products in the Territory during each Calendar Year of the applicable Royalty Term for each Product in each country (each, the “Per Product Annual Net Sales”).

TABLE 7.6.1 – Marginal Royalty Rates
Per Product Annual Net Sales	Marginal Royalty Rate (% of Per Product Annual Net Sales)
[***]	[***]
[***]	[***]

Each marginal royalty rate set forth in TABLE 7.6.1 above will apply only to that portion of the Net Sales of a given Product in the Territory during a given Calendar Year that falls within the indicated range. For example, [***].

7.6.2

Royalty Term. On a Product-by-Product and country-by-country basis, Biogen’s obligation to pay royalties will begin upon the First Commercial Sale of a Product in a country and will expire upon the expiration of the last-to-expire Valid Claim of a C4 Licensed Patent Right, Product-Specific Patent Right, or Target-Specific Patent Right, in each case, Covering the composition of matter or method of use in the approved label of such Product in such country (the “Royalty Term”). Upon expiration of the Royalty Term for a given Product in a given country (a) no further royalties will be payable in respect of sales of such Product in such country, and (b) the licenses granted to Biogen under Section 2.1.2 (Commercial License) with respect to the Exploitation of such Product in such country will automatically become fully paid-up, perpetual, irrevocable, and royalty free. For clarity, only a single royalty will be payable as a result of one or more Valid Claims Covering a Product during the Royalty Term.

7.6.3	Royalty Reports; Payments.

(a)

Royalty Reports. No later than [***] after the end of each Calendar Quarter during which any royalty payments are owed, Biogen will submit to C4 a written report of Net Sales of Products sold, in the currency for which such Products were sold (and, if the currency of sale was not Dollars, also in Dollars), by or on behalf of Biogen and its Affiliates and Sublicensees during such Calendar Quarter, and the royalty payments payable on such Net Sales in sufficient detail to permit confirmation of the accuracy of royalty payments paid hereunder.

(b)

Royalty Payments. Royalties will be payable on a Calendar Quarter basis and Biogen will make any such payments within [***] after the end of the Calendar Quarter during which the applicable Net Sales of Products occurred.

7.6.4	Payment Adjustments.

(a)

Generic Competition. If, in a particular country, a Third Party obtains approval for and sells a Generic Product with respect to a particular Product, then the royalties payable by Biogen pursuant to Section 7.6 (Royalties) for such Product in such country will be reduced by [***] for the remainder of the Royalty Term for such Product in such country.

(b)

Third Party Payments. If Biogen enters into an agreement with a Third Party to obtain rights under a Patent Right or other Intellectual Property owned or controlled by such Third Party (whether by acquisition or license) that is necessary or useful to Exploit one or more Products, then Biogen may reduce the [***] royalties due to C4 by [***] of the amounts paid to such Third Party [***].

(c)

Maximum Payment Adjustments. In no event will the [***] royalties payable to C4 in a given Calendar Quarter reduced by more than [***] of the aggregate amount that would otherwise be payable to C4 in respect such [***] royalties in such Calendar Quarter as a result of the reductions permitted pursuant to Section 7.6.4(a) (Generic Competition) and Section 7.6.4(b) (Third Party Payments). Biogen may carry forward any such reductions permitted under Section 7.6.4(a) (Generic Competition) and Section 7.6.4(b) (Third Party Payments) that are incurred or accrued in a Calendar Quarter but are not applied against [***] royalties due to C4 in such Calendar Quarter as a result of the foregoing floor and apply such amounts against [***] royalties due to C4 in any subsequent Calendar Quarter (subject to the minimum floor set forth in this Section 7.6.4(c) (Maximum Royalty Adjustments)) until the amount of such reduction has been fully applied against [***] royalties due to C4.

7.6.5

Third Party Agreements. C4 will be responsible for obtaining and maintaining rights to use any and all Third Party Intellectual Property (whether through acquisition or license) that would, absent such right, be infringed, misappropriated, or otherwise violated by the practice of the C4 Degrader Platform or the performance of C4’s obligations under this Agreement. Upon Biogen’s written notice identifying any such Third Party Intellectual Property, or promptly upon C4 otherwise becoming aware of any such Third Party Intellectual Property (“Biogen Identified Rights”), C4 will, subject to Section 7.6.6 (Biogen Identified Rights Dispute), use diligent efforts to promptly obtain rights to such Biogen Identified Rights. C4 will ensure that any such rights acquired under license are freely sublicenseable to Biogen to the extent of the licenses and rights granted to Biogen under this Agreement. C4 will be solely responsible for (a) all obligations (including any royalty or other obligations that relate to the C4 Licensed Technology) under any agreement between C4 and any Third Party that is in effect as of the Effective Date or that C4 enters into during the Term, including any agreements entered into pursuant to this Section 7.6.5 (Third Party Agreements) for Biogen Identified Rights, and (b) all payments to inventors (other than inventors that are representatives of Biogen) of C4 Licensed Know-How, Results, Deliverables, and Sandbox Know-How, including payments under inventorship compensation laws.

7.6.6

Biogen Identified Rights Dispute. If a Party disputes whether certain Biogen Identified Rights would, absent obtaining rights to use such Biogen Identified Rights, be infringed, misappropriated, or otherwise violated by the practice of the C4 Degrader Platform or the performance of C4’s obligations under this Agreement, then each Party may refer the matter to the IP Counsel of Biogen and the outside intellectual property counsel of C4 or their designees (the “IP Counsels”) to determine whether such Biogen Identified Rights would, absent obtaining rights to use such Biogen Identified Rights, be infringed, misappropriated, or otherwise violated by the practice of the C4 Degrader Platform or the performance of C4’s obligations under this Agreement. The IP Counsels will meet promptly to discuss and resolve the matter within [***] after referral of such matter to such IP Counsels. If the IP Counsels cannot agree on a resolution to the matter within such [***] period, then either Party may refer such matter for resolution to an independent Third Party expert agreed upon by the Parties within [***] after the IP Counsels have failed to resolve such matter. Such independent Third Party expert will be an attorney who has practiced United States patent law for at least [***] (or who has such other similar credentials as agreed by the Parties), and unless otherwise agreed in writing by the Parties, must not be a current or former employee, contractor, agent, or consultant of either Party or its Affiliates. The Party bringing a dispute pursuant to this Section 7.6.6 (Biogen Identified Rights Dispute) will promptly engage such expert and the Parties will share the out-of-pocket costs incurred in connection with the engagement of such expert equally (50:50). Within [***] of the engagement of such expert by the disputing Party, such expert will deliver its written decision to the Parties (including a detailed report as to such expert’s rationale for such decision), and such decision will be binding on the Parties. Notwithstanding anything to the contrary set forth in this Agreement, at any time during the Term (including during the pendency of any such dispute), Biogen will have the right to obtain rights to such Biogen Identified Rights from the applicable Third Party. If such expert determines that such Biogen Identified Rights would, absent obtaining rights to use such Biogen Identified Rights, be infringed, misappropriated, or otherwise violated by the practice of the C4 Degrader Platform or the performance of C4’s obligations under this Agreement, then C4 will reimburse Biogen for [***] of the amounts paid to such Third Party under any agreement between Biogen and such Third Party with respect to such Biogen Identified Rights (including any upfront payments, milestone payments, royalties, and profit-sharing payments). C4 will pay the amounts set forth in any invoice for such payments within [***] after the date of such invoice.

7.7

Payment Method. All payments to be made between the Parties under this Agreement will be made in Dollars and may be paid by wire transfer in immediately available funds to a bank account designated by C4; provided that in no event will Biogen be obligated to make payments under this Agreement to any Affiliate of C4 that is organized in any jurisdiction outside of the U.S. without Biogen’s prior written consent.

7.8	Currency Exchange. Biogen’s then-current standard exchange rate methodology will be employed for the translation of foreign currency sales into Dollars.

7.9

Late Payments. If a Party does not receive payment of any undisputed sum due to it on or before the due date set forth under this Agreement, then simple interest will thereafter accrue on the sum due to such Party from the due date until the date of payment at a per-annum rate of [***] percentage point over the then-current prime rate reported in The Wall Street Journal or the maximum rate allowable under Applicable Law, whichever is lower.

7.10	Taxes.

7.10.1	Responsibility. Except as expressly set forth in Section 7.10.2 (Withholding Taxes), C4 will pay any and all taxes levied on account of all payments it receives under this agreement.

7.10.2

Withholding Taxes. C4 will provide such information and documentation to Biogen as are reasonably requested by Biogen to determine if any withholding taxes apply to any payments to be made by Biogen to C4 under this Agreement. Solely to the extent that Applicable Law require that taxes be withheld with respect to any such payments to be made by Biogen to C4 under this Agreement, Biogen will: (a) deduct those taxes from the remittable payment, (b) pay the taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of tax payment to C4 on a reasonable and timely basis following such tax payment. Each Party agrees to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty that is in effect. The Parties will discuss applicable mechanisms for minimizing such taxes to the extent possible in compliance with Applicable Law. C4 will pay any and all other taxes levied on account of all payments it receives under this Agreement.

7.10.3

Cooperation. The Parties will cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax, and other similar taxes) in connection with payments to be made under this Agreement.

7.11	Financial Audits.

7.11.1

Record Retention; Audits. Each Party will keep (and will cause its Affiliates and Sublicensees to keep) complete and accurate records pertaining to (a) in the case of Biogen, the sale or other disposition of Products (the “Biogen Records”) and (b) in the case of C4, all costs and expenses incurred with the performance of its Sandbox Activities (the “C4 Records”), in each case ((a) and (b)), in reasonable detail to permit the other Party to confirm the accuracy of all payments or costs reported, for at least the preceding [***]. Upon reasonable (but in any case no less than [***]) [***] advance notice by one Party (the “Auditing Party”) to the other Party (the “Audited Party”) and not more than once in each Calendar Year and once per audited period (in each case, except for cause), the Audited Party and its Affiliates will permit, and will cause their Sublicensees to permit, an independent certified public accounting firm of internationally recognized standing, selected by the Auditing Party and reasonably acceptable to the Audited Party, to have access during normal business hours to such of the records of the Audited Party and its Affiliates and, if applicable, their Sublicensees, as may be reasonably necessary to verify the accuracy of (i) in the case of Biogen as the Audited Party, the Biogen Records and (ii) in the case of C4 as the Audited Party, the C4 Records, for any year ending not more than [***] prior to the date of such request. The accounting firm will enter a confidentiality agreement reasonably acceptable to the Audited Party governing the use and disclosure of the Audited Party’s information disclosed to such firm, and such firm will disclose to the Auditing Party only whether information provided by the Audited Party to the Auditing Party as described in clauses (a) and (b) above was accurate and the specific details concerning any discrepancies, which information will be Confidential Information of the Audited Party.

7.11.2

Audit Disputes. Any disputes with respect to the findings of such accounting firm may be referred by either Party to the dispute resolution procedure set forth in Section 13.8 (Dispute Resolution). If either Party is found to have been underpaid any amounts payable to such Party hereunder or to have overpaid to the other Party any amounts payable hereunder, then such first Party will be entitled to recover any undisputed discrepancy, plus interest as set forth in Section 7.9 (Late Payments), no later than [***] after delivery to the Parties of the final report of such accounting firm. The fees charged by such accounting firm will be paid by the Auditing Party; provided that if the audit discloses a net underpayment of amounts owed or overreporting of expenses by the Audited Party of more than [***] of total amounts owed or expenses reported by the Audited Party for any Calendar Year period covered by the audit, then the Audited Party will pay the reasonable fees and expenses charged by such accounting firm. The Auditing Party will treat all financial information disclosed by its accounting firm pursuant to this Section 7.11 (Financial Audits) as Confidential Information of the Audited Party for purposes of Article 9 (Confidentiality) of this Agreement, and will cause its accounting firm to do the same.

ARTICLE 8 REPRESENTATIONS, WARRANTIES, AND COVENANTS

8.1	Mutual Representations and Warranties of the Parties. Each Party represents and warrants to the other Party as of the Effective Date that:

8.1.1

it is duly organized, validly existing and in good standing under the Applicable Law of the jurisdiction of its incorporation and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations, in each case, under this Agreement;

8.1.2	the execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized;

8.1.3	this Agreement has been duly executed and delivered on behalf of such Party, and is valid, legally binding, and enforceable against such Party in accordance with its terms;

8.1.4	the performance of this Agreement by such Party does not create a breach or default under any other agreement to which it is a Party;

8.1.5

the execution, delivery, and performance of this Agreement by such Party does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or regulation of any Governmental Authority; and

8.1.6

it has obtained all necessary government authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with Governmental Authorities, under any Applicable Law currently in effect, that are or will be necessary for the transactions contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement.

8.2	Additional Representations and Warranties of C4. C4 represents and warrants to Biogen as of the Effective Date that:

8.2.1	it has and will have the full right, power, and authority to grant all of the licenses and rights granted to Biogen under this Agreement;

8.2.2

(a) Schedule 1.42 (C4 Licensed Patent Rights) sets forth a complete and accurate list of all Patent Rights existing as of the Effective Date that are owned, Controlled, or held by C4 or any of its Affiliates and necessary or useful to (i) perform the Sandbox Activities or the Candidate Development Activities, or (ii) Exploit any Degrader or Product, (b) C4 owns or otherwise Controls all Patent Rights listed on Schedule 1.42 (C4 Licensed Patent Rights); and (c) except as otherwise noted on Schedule 1.42 (C4 Licensed Patent Rights), C4 exclusively owns all rights, title, and interests in and to such Patent Rights;

8.2.3

there is no pending litigation, or litigation that has been threatened in writing, that alleges, or any written communication alleging, that C4’s practice of the C4 Licensed Technology or the C4 Degrader Platform prior to the Effective Date has infringed, misappropriated, or otherwise violated, or would infringe, misappropriate, or otherwise violate, any of the Intellectual Property of any Third Party;

8.2.4

there are no claims, judgments, or settlements against or pending, or amounts with respect thereto, owed by C4 or any of its Affiliates, with respect to the C4 Licensed Technology or the C4 Degrader Platform, and C4 has not received written notice threatening any such claims, judgments, or settlements;

8.2.5

to C4’s Knowledge, practice by C4 or Biogen under the C4 Licensed Technology or C4 Degrader Platform or the Exploitation by C4 or Biogen (or their respective Affiliates or Sublicensees) of any Degrader or Product, in each case, as contemplated under this Agreement, does not and will not infringe any issued patent of any Third Party or, if and when issued, any claim within any published patent application of any Third Party;

8.2.6

to C4’s Knowledge no Third Party has challenged the ownership, scope, duration, validity, enforceability, priority, or right to use any C4 Licensed Patent Rights or the Patent Rights Covering the C4 Degrader Platform (including, by way of example, through the institution of or written threat of institution of interference, inter partes review, reexamination, protest, opposition, nullity, or similar invalidity proceeding before the United States Patent and Trademark Office or any foreign patent authority or court);

8.2.7

to C4’s Knowledge, no Third Party is infringing, misappropriating, or otherwise violating, or threatening to infringe, misappropriate, or otherwise violate the C4 Licensed Technology or the C4 Degrader Platform;

8.2.8

all fees required to be paid by C4 in any jurisdiction in order to maintain the C4 Licensed Patent Rights have been timely paid and the C4 Licensed Patent Rights and the Patent Rights Covering the C4 Degrader Platform are valid, subsisting, and to C4’s Knowledge, enforceable;

8.2.9

C4 has not previously assigned, transferred, conveyed, or granted any license or other rights under the C4 Licensed Technology that would conflict with or limit the scope of any of the rights or licenses granted to Biogen hereunder;

8.2.10	C4’s rights, title, and interests to all the C4 Licensed Technology are free of any lien or security interest;

8.2.11

C4 has obtained, or caused its Affiliates, as applicable, to obtain, assignments from the inventors of all inventorship rights to the C4 Licensed Patent Rights and the Patent Rights Covering the C4 Degrader Platform, and all such assignments are valid and enforceable;

8.2.12	the inventorship of the C4 Licensed Patent Rights is properly identified on each issued patent or patent application in the C4 Licensed Patent Rights;

8.2.13

there are no Third Party agreements pursuant to which C4 Controls any of the C4 Licensed Technology or C4 Degrader Platform, and no Third Party has any rights, title, or interests in or to, or any license under, any of the C4 Licensed Technology or C4 Degrader Platform that would conflict with the rights and licenses granted to Biogen hereunder.

8.2.14

No written notice of default or termination has been received or given under any agreement pursuant to which C4 Controls any C4 Licensed Technology or Patent Rights Covering or Know-How related to the C4 Degrader Platform, and there is no act or omission by C4 or its Affiliates that would provide a right to terminate any such agreement;

8.2.15

C4 and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality, and value of all C4 Licensed Know-How that constitutes trade secrets under Applicable Law (including requiring all employees, consultants, and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such C4 Licensed Know-How) and such C4 Licensed Know-How has not been used, disclosed to, or discovered by any Third Party except pursuant to such confidentiality agreements and there has not been a breach by any party to such confidentiality agreements;

8.2.16

the C4 Licensed Technology has not been created pursuant to, and are not subject to, any funding agreement with any Governmental Authority or any Third Party, and are not subject to the requirements of the Bayh-Dole Act or any similar provision of any Applicable Law;

8.2.17

to C4’s Knowledge, all information disclosed to Biogen by C4 relating to the C4 Degrader Platform, the C4 Licensed Technology, and the materials and methods to be employed by C4 in the performance by or on behalf of C4 of the C4 Candidate Development Activities under the Candidate Development Plans and the Sandbox Activities under the Sandbox Plans and otherwise under this Agreement is, at the time of disclosure, accurate in all respects;

8.2.18

neither C4, nor its Affiliates, nor any of their employees, officers, Subcontractors, or consultants who have rendered services relating to the C4 Degrader Platform: (a) has ever been Debarred or is subject to debarment or convicted of a crime for which an entity or person could be Debarred; or (b) have ever been under indictment for a crime for which a person or entity could be so Debarred; and

8.2.19

C4 has not intentionally failed to furnish Biogen with any information requested by Biogen, or intentionally concealed from Biogen any information in its possession, including information relating to the C4 Licensed Technology or C4 Degrader Platform, in each case, that C4 reasonably believes would be material to Biogen’s decision to enter into this Agreement and undertake the commitments and obligations set forth herein.

8.3	Covenants of C4. C4 covenants to Biogen that:

8.3.1

during the Term, C4 will not assign, transfer, convey, or grant any license or other rights to its rights, title, and interests in or to the C4 Licensed Technology in any way that would conflict with or limit the scope of any of the rights or licenses granted to Biogen hereunder;

8.3.2

C4 will not, and will cause its Affiliates not to (a) license, sell, assign, or otherwise transfer to any Person any Product-Specific Know-How, Product-Specific Patent Rights, Target-Specific Know-How, or Target-Specific Patent Rights (or agree to do any of the foregoing), or (b) incur or permit to exist, with respect to any Product-Specific Know-How, Product-Specific Patent Rights, Target-Specific Know-How, or Target-Specific Patent Rights, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties, or other restriction (including in connection with any indebtedness);

8.3.3

C4 will, and will ensure that its Affiliates, Sublicensees, and Subcontractors obtain written agreements from any and all Persons involved in or performing any Collaboration Activities by or on behalf of C4 that assign such Persons’ rights, title, and interests in and to any C4 Licensed Technology, Sandbox Technology, or Results to C4 prior to any such person performing such activities;

8.3.4

in the performance of activities under this Agreement, C4 will not employ or use any Person who to C4’s Knowledge: (a) has ever been Debarred or is subject to debarment or convicted of a crime for which an entity or person could be Debarred; or (b) has ever been under indictment for a crime for which a person or entity could be so Debarred; and

8.3.5	during the Collaboration Term, C4 will maintain sufficient resources to perform the Collaboration Activities for which it is responsible under this Agreement in accordance herewith.

8.4

DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. IN PARTICULAR, BIOGEN DOES NOT MAKE ANY REPRESENTATION OR EXTEND ANY WARRANTY THAT THE DEVELOPMENT CANDIDATES OR PRODUCTS WILL BE SUCCESSFULLY DEVELOPED OR COMMERCIALIZED HEREUNDER.

8.5

LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES RESULTING FROM BREACHES OF SECTION 3.5 (EXCLUSIVITY), ARTICLE 9 (CONFIDENTIALITY), OR ANY REPRESENTATIONS OR WARRANTIES CONTAINED IN SECTION 8.2.2, OR INDEMNIFIABLE CLAIMS UNDER ARTICLE 11 (INDEMNIFICATION), IN NO EVENT WILL EITHER PARTY HAVE ANY CLAIMS AGAINST OR LIABILITY TO THE OTHER PARTY WITH RESPECT TO ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING ANY CLAIMS FOR LOST PROFITS OR REVENUES) ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT UNDER ANY THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN INFORMED OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 9 CONFIDENTIALITY

9.1	Confidential Information. It is understood and agreed by the Parties that:

9.1.1	The terms and conditions of this Agreement will be considered Confidential Information of both Parties and kept confidential by each of the Parties in accordance with this Article 9 (Confidentiality).

9.1.2

The C4 Licensed Technology, Biogen Technology, Sandbox Technology, all royalty reports provided to C4 pursuant to Section 7.6.3(a) (Royalty Reports), all Development Candidate Reports, all reports provided to Biogen pursuant to Section 3.1.9 (Reports of Candidate Development Activities) and Section 3.2.4 (Reports of Sandbox Activities), the identities of the Collaboration Targets, the Degraders, the Products, and all Deliverables and Results will each be considered the Confidential Information of Biogen, with Biogen deemed to be the disclosing Party in respect thereof (the “Disclosing Party”) and C4 deemed to be the receiving Party (the “Receiving Party”) with respect thereto.

9.2

Non-Disclosure and Non-Use Obligation. Except as otherwise expressly set forth herein, the Receiving Party will, during the Term and for a period of [***] thereafter, keep the Confidential Information of the Disclosing Party confidential using at least the same degree of care with which the Receiving Party holds its own confidential information (but in no event less than a reasonable degree of care) and will not (a) disclose such Confidential Information to any Person without the prior written approval of the Disclosing Party, except, solely to the extent necessary to exercise its rights or perform its obligations under this Agreement, to its employees, Affiliates, Sublicensees, and Subcontractors, consultants, or agents who have a need to know such Confidential Information, all of whom will be similarly bound by confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement and for whom the Disclosing Party will be responsible, or (b) use such Confidential Information for any purpose other than for the purposes contemplated by this Agreement. The Receiving Party will use diligent efforts to cause the foregoing Persons to comply with the restrictions on use and disclosure set forth in this Section 9.2 (Non-Disclosure and Non-Use Obligation), and will be responsible for ensuring that such Persons maintain the Disclosing Party’s Confidential Information in accordance with this Article 9 (Confidentiality). Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information.

9.3

Return of Confidential Information. Upon the expiration or termination of this Agreement, the Receiving Party will return (or, as directed by the Disclosing Party, destroy) all Confidential Information of the Disclosing Party to the Disclosing Party that is in the Receiving Party’s possession or control (other than any Confidential Information required to continue to exercise a Party’s rights that survive termination of this Agreement), provided, however, copies may be retained and stored solely for the purpose of determining its obligations under this Agreement, subject to the non-disclosure and non-use obligation under this Article 9 (Confidentiality). In addition, the Receiving Party will not be required to return or destroy Confidential Information contained in any computer system back-up records made in the ordinary course of business; provided that such Confidential Information may not be accessed without the Disclosing Party’s prior written consent or as required by Applicable Law.

9.4

Exemptions. Information of a Disclosing Party will not be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information: (a) is already in the possession of the Receiving Party at the time of its receipt from the Disclosing Party and not through a prior disclosure by or on behalf of the

Disclosing Party, as evidenced by contemporaneous written records, (b) is generally available to the public before its receipt from the Disclosing Party, (c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates or discloses in breach of this Agreement, including pursuant to Section 9.9.3 (Publication Rights), (d) is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party, or (e) is developed independently by employees, subcontractors, consultants or agents of the Receiving Party or any of its Affiliates without use of or reliance upon the Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records. No combination of features or disclosures will be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

9.5

Permitted Disclosures. In addition to the exceptions contained in Sections 9.2 (Non-Disclosure and Non-Use Obligation) and 9.4 (Exemptions), the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent (and solely to the extent) that such disclosure is reasonably necessary in the following instances:

9.5.1

(a) the prosecution and maintenance of C4 Licensed Patent Rights and Joint Patent Rights, in each case, as contemplated by this Agreement; or (b) Regulatory Submissions and other filings with Governmental Authorities (including Regulatory Authorities), as necessary for the Exploitation of a Degrader or Product;

9.5.2

disclosure of the existence and applicable terms of this Agreement and the status and results of Exploitation of one or more Degraders or Products to actual or bona fide potential investors, acquirors, Sublicensees, lenders, and other financial or commercial partners (including in connection with any royalty factoring transaction), and their respective attorneys, accountants, banks, investors, and advisors, solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, sublicense, debt transaction, or collaboration; provided that, in each such case, on the condition that such Persons are bound by obligations of confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement or otherwise customary for such type and scope of disclosure any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed;

9.5.3

to comply with Applicable Law (whether generally or in pursuit of an application for listing of securities) including the United States Securities and Exchange Commission or equivalent foreign agency or regulatory body, or otherwise required by judicial or administrative process, provided that in each such event, as promptly as reasonably practicable and to the extent not prohibited by Applicable Law or judicial or administrative process, such Party will notify the other Party of such required disclosure and provide a draft of the disclosure to the other Party reasonably in advance of such filing or disclosure for the other Party’s review and comment. The non-disclosing Party will provide any comments as soon as practicable, and the disclosing Party will consider in good faith any timely comments provided by the non-disclosing Party; provided that the disclosing Party may or may not accept such comments in its sole discretion. Confidential Information that is disclosed in order to comply with Applicable Law or by judicial or administrative process pursuant to this Section 9.5.3, in each case, will remain otherwise subject to the confidentiality and non-use provisions of this Article 9 (Confidentiality) with respect to the

Party disclosing such Confidential Information, and such Party will take all steps reasonably necessary, including seeking of confidential treatment or a protective order for a period of at least [***] (to the extent permitted by Applicable Law or Governmental Authority), to ensure the continued confidential treatment of such Confidential Information, and each Party will be responsible for its own legal and other external costs in connection with any such filing or disclosure pursuant to this Section 9.5.3;

9.5.4

to prosecute or defend litigation so long as there is [***] prior written notice given by the Receiving Party before filing, and to enforce Patent Rights in connection with the Receiving Party’s rights and obligations pursuant to this Agreement; and

9.5.5

to allow the Receiving Party to exercise its rights and perform its obligations hereunder, provided that such disclosure is covered by terms of confidentiality and non-use at least as restrictive as those set forth herein.

9.6

Confidential Treatment. Notwithstanding anything to the contrary set forth in this Agreement, if a Party is required or permitted to make a disclosure of the other Party’s Confidential Information pursuant to Section 9.5 (Permitted Circumstances), then it will, to the extent not prohibited by Applicable Law or judicial or administrative process, except where impracticable, give reasonable advance notice to the other Party of such proposed disclosure and use reasonable efforts to secure confidential treatment of such information and will only disclose that portion of Confidential Information that is legally required to be disclosed as advised by its legal counsel. In any event, each Party agrees to take all reasonable action to avoid disclosure of Confidential Information of the other Party hereunder.

9.7

Use of Name and Logo. Subject to Section 9.9.2 (Announcement), neither C4 nor Biogen will use the other Party’s or its Affiliates’ name or logo in any label, press release, or product advertising, or for any other promotional purpose, without first obtaining the other Party’s written consent.

9.8

Residual Knowledge. Notwithstanding anything to the contrary set forth in this Agreement, Confidential Information will not include any knowledge, technique, experience, or Know-How that is retained in the unaided memory of any authorized representative of the Receiving Party after having access to such Confidential Information (“Residual Knowledge”). Any use made by the Receiving Party of any such Residual Knowledge is on an “as is, where is” basis, with all faults and all representations and warranties disclaimed and at its sole risk.

9.9	Publications.

9.9.1

Coordination. C4 and Biogen will, from time to time and at the request of the other Party, discuss the general information content relating to this Agreement that may be publicly disclosed; provided, however, that Biogen will have no obligation to consult with C4 with respect to any scientific publication or public announcement concerning Biogen’s Exploitation of any Development Candidate or Product (except as otherwise expressly set forth in Section 9.9.3 (Publication Rights)).

9.9.2

Announcements. Except as may be expressly permitted under Section 9.5 (Permitted Disclosures), neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. For clarity, nothing in this Agreement will prevent Biogen from making any scientific publication or public announcement concerning Biogen’s Exploitation of any Product under this Agreement; provided that, except as permitted under Section 9.5 (Permitted Disclosures), Biogen will not disclose any of C4’s Confidential Information in any such publication or announcement without obtaining C4’s prior written consent to do so. The Parties intend to release the joint press release attached hereto as Schedule 9.9.2 (Press Release) regarding the signing of this Agreement promptly after the Effective Date. After the issuance of such press release or other public disclosure by a Party, the disclosing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information in such press release or other public announcement remains true, correct, and the most current information with respect to the subject matters set forth therein.

9.9.3

Publication Rights. Biogen will be the exclusive owner of any publication rights with respect to the Results, the Degraders, and the Products, and will have the sole and exclusive right to publish on such Results, Degraders, and Products without the prior consent of C4, provided that any portion of such publication or presentation that contains Results prepared as a result of, or in connection with the performance of (a) the C4 Candidate Development Activities under a Candidate Development Plan or (b) Sandbox Activities performed by or on behalf of C4 under the Sandbox Plan will, in each case ((a) and (b)), be subject to the prior review of C4 and will be provided by Biogen to C4 at least [***] prior to its submission for publication or presentation. C4 will use reasonable efforts to complete such review at least [***] prior to Biogen’s intended publication or presentation date Biogen will, as reasonably requested by C4, (i) delete from such publication any of C4’s Confidential Information, or (ii) upon a determination that (A) such publication includes patentable material and (B) C4 has the right to file a patent application claiming such material in accordance with Section 10.4 (Patent Prosecution and Maintenance), delay the submission of such publication or presentation for an additional period of up to [***] in order to allow C4 to pursue patent protection.

ARTICLE 10 INTELLECTUAL PROPERTY

10.1	Ownership.

10.1.1

Inventions. Except as expressly set forth in this Agreement, (a) each Party will own all rights, title, and interests in and to (i) any and all Know-How made solely by or on behalf of such Party or its Affiliates in connection with the performance of such Party’s activities under this Agreement and (ii) any and all Patent Rights claiming any such Know-How described in clause (a)(i) of this Section 10.1.1 (Inventions), and (b) the Parties will jointly own any and all (i) Know-How made jointly by or behalf of the Parties or their Affiliates in connection with the performance of the Parties’ activities under this Agreement and (ii) Patent Rights claiming any such Know-How described in clause (b)(i) of this Section 10.1.1 (Inventions). Notwithstanding anything to the contrary set forth in this Agreement, as between the Parties, (A) Biogen will solely own all Biogen Technology, including all Target-Specific Technology and Product-Specific Technology, but excluding all Joint Technology; (B) C4 will solely own all C4 Technology, including all Assigned Platform Technology, but excluding all Joint Technology, and (C) both Parties will jointly own all Joint Technology. All determinations of inventorship under this Agreement will be made in accordance with U.S. patent law.

10.1.2

Disclosure. (a) Biogen will promptly disclose to C4 all Inventions within the Assigned Platform Know-How, (b) C4 will promptly disclose to Biogen all Inventions within the Target-Specific Know-How or Product-Specific Know-How, and (c) each Party will promptly disclose to the other Party all Inventions within the Joint Know-How, in each case ((a) through (c)), that it develops or invents, whether solely or jointly with others (in any event, prior to the filing of any patent application with respect to such Inventions), including all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating thereto. Each Party will also promptly respond to reasonable requests from the other Party for additional information relating thereto.

10.2	Assignments.

10.2.1	Assignment by Biogen.

(a)

Assignment. Biogen will and hereby does assign to C4 (a) all of Biogen’s rights, title, and interests in and to Assigned Platform Technology, and (b) a joint and undivided interest in and to (i) any Sandbox Know-How developed or invented solely by Biogen’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons contractually required to assign or license such Sandbox Know-How to Biogen or any Affiliate of Biogen, and (ii) any Sandbox Patent Rights Covering such Sandbox Know-How, and, in each case ((a) and (b)), C4 hereby accepts such assignment.

(b)

Covenants in Support of Assignment. Biogen will take (and cause its Affiliates and Sublicensees, and their respective employees, agents, and contractors to take) such further actions reasonably requested by C4 to evidence such assignment and to assist C4 in obtaining Patent Rights and other Intellectual Property protection for Inventions within the Assigned Platform Know-How including executing further assignments, consents, releases, and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person, or other proper means in support of any effort by C4 to establish, perfect, defend, or enforce its rights in any Assigned Platform Technology through prosecution of governmental filings, regulatory proceedings, litigation, and other means, including through the filing, prosecution, maintenance, and enforcement of the Assigned Platform Technology. Biogen will obligate its Affiliates, Sublicensees, and Subcontractors to assign all Assigned Platform Technology to Biogen (or directly to C4) so that Biogen can comply with its obligations under this Section 10.2.1 (Assignment by Biogen), and Biogen will promptly obtain such assignment. Without limitation, Biogen will cooperate with C4 if C4 applies for U.S. or foreign patent protection for Inventions within the Assigned Platform Technology and will obtain the cooperation of the individual inventors of any such Assigned Platform Technology. If Biogen is unable to assign any Assigned Platform Technology as set forth in Section 10.2.1(a) (Assignment), then Biogen hereby grants and agrees to grant to C4 a royalty-free, fully paid-up, worldwide, exclusive, perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Assigned Platform Technology for any and all purposes.

10.2.2	Assignment by C4.

(a)	Assignment.

(i)

On a Degrader-by-Degrader basis, effective upon the earlier of (A) C4’s completion of the C4 Candidate Development Activities set forth under the applicable Candidate Development Plan for the Collaboration Target that is degraded by such Degrader, or (B) the commencement of IND-Enabling Studies for a Degrader in accordance with Section 3.1.8(b) (IND-Enabling Study Commencement Fee), in each case ((A) and (B)), but in no event later than the expiration (or earlier termination) of the Collaboration Term in accordance with Section 3.5 (Collaboration Term), C4 will and hereby does assign to Biogen all of its rights, title, and interests in and to all (I) Target-Specific Technology relating to (1) the Collaboration Target that is degraded by such Degrader or (2) any Target Binding Moiety that is directed to such Collaboration Target and (II) Product-Specific Technology relating to such Degrader, and, in each case ((I) and (II)), Biogen hereby accepts such assignment.

(ii)

C4 will and hereby does assign to Biogen a joint and undivided interest in and to (A) any Sandbox Know-How developed or invented solely by C4’s or its Affiliates’, licensees’, Sublicensees’, or Subcontractors’ employees, agents, or independent contractors, or any Persons contractually required to assign or license such Sandbox Know-How to C4 or any Affiliate of C4, and (B) any Sandbox Patent Rights Covering such Sandbox Know-How, and Biogen hereby accepts such assignment.

(b)

Covenants in Support of Assignment. C4 will take (and cause its Affiliates and Sublicensees, and their respective employees, agents, and contractors to take) such further actions reasonably requested by Biogen to evidence such assignment and to assist Biogen in obtaining Patent Rights and other Intellectual Property protection for Inventions within the Target-Specific Know-How and Product-Specific Know-How including executing further assignments, consents, releases, and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person, or other proper means in support of any effort by Biogen to establish, perfect, defend, or enforce its rights in any Target-Specific Technology and Product-Specific Technology through prosecution of governmental filings, regulatory proceedings, litigation, and other means, including through the filing, prosecution, maintenance, and enforcement of the Target-Specific Technology and Product-Specific Technology. C4 will obligate its Affiliates, Sublicensees, and Subcontractors to assign all Target-Specific Technology and Product-Specific Technology to C4 (or directly to Biogen) so that C4 can comply with its obligations under this Section 10.2.2(a) (Assignment), and C4 will promptly obtain such assignment. Without limitation, C4 will cooperate with Biogen if Biogen applies for U.S. or foreign patent protection for Inventions within the Target-Specific Technology and Product-Specific Technology and will obtain the cooperation of the individual inventors of any such Target-Specific Technology and Product-Specific Technology. If C4 is unable to assign any Target-Specific Technology and Product-Specific Technology, then C4 hereby grants and agrees to grant to Biogen a royalty-free, fully paid-up, worldwide, exclusive (even as to C4, subject to the terms and conditions of this Agreement, including the licenses granted to C4 pursuant to Section 2.2 (Licenses to C4)), perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Target-Specific Technology and Product-Specific Technology for any and all purposes.

10.3

Joint Technology. Subject to the terms and conditions set forth in this Agreement, including the licenses granted in Section 2.1 (Licenses and Assignment to Biogen) and Section 2.2 (Licenses to C4), the Parties will jointly own all Joint Technology, and each Party is entitled to practice the Joint Technology for all purposes on a worldwide basis and to license such Joint Technology through multiple tiers without consent of the other Party (where consent is required by Applicable Law, such consent is deemed hereby granted) and without a duty of accounting to the other Party. Each Party will grant and hereby does grant to the other Party all further permissions, consents, and waivers with respect to, and all licenses under, the Joint Technology, throughout the world, necessary to provide the other Party with full rights of use and Exploitation of the Joint Technology. Without limitation, each Party will cooperate with the other Party if the Parties determine to apply for U.S. or foreign patent protection for any Joint Technology and will obtain the cooperation of the individual inventors of any such Joint Technology.

10.4	Patent Prosecution and Maintenance.

10.4.1	Right to File and Prosecute.

(a)

Biogen’s Rights. Biogen will have (i) the sole right (but not the obligation) to prepare, file, prosecute, and maintain all Biogen Patent Rights (other than Biogen Collaboration Patent Rights), and (ii) the first right (but not the obligation) to prepare, file, prosecute, and maintain all Biogen Collaboration Patent Rights and Joint Patent Rights (the Patent Rights described in the foregoing clause (ii), the “Biogen First Right Patent Rights” and the Patent Rights described in the foregoing clauses (i) and (ii), collectively, the “Biogen-Prosecuted Patent Rights”). Biogen will be the Prosecuting Party with respect to all Biogen-Prosecuted Patent Rights. Biogen will be responsible for and pay all future costs and expenses incurred in connection with the preparation, filing, prosecution, and maintenance of the Biogen-Prosecuted Patent Rights and will keep C4 reasonably informed as to material developments with respect to the preparation, filing, prosecution, issuance, and maintenance of the Biogen First Right Patent Rights, including providing to C4 notice in advance of abandoning any such Biogen First Right Patent Rights.

(b)

C4’s Rights. C4 will have (i) the sole right (but not the obligation) to prepare, file in its name, prosecute, and maintain all Collaboration Platform Patent Rights, and (ii) the first right (but not the obligation) to prepare, file, prosecute, and maintain all other C4 Licensed Patent Rights (the Patent Rights described in the foregoing clause (ii), the “C4 First Right Patent Rights” and the Patent Rights described in clauses (i) and (ii), collectively, the “C4-Prosecuted Patent Rights”). C4 will be the Prosecuting Party with respect to all C4-Prosecuted Patent Rights. C4 will be responsible for and pay all future costs and expenses incurred in connection with the preparation, filing, prosecution, and maintenance of the C4-Prosecuted Patent Rights and will keep Biogen reasonably informed as to material developments with respect to the preparation, filing, prosecution, issuance, and maintenance of the C4 First Right Patent Rights, including providing notice in advance of abandoning any such C4 First Right Patent Rights.

(c)

Coordination in Prosecution. Notwithstanding Biogen’s right to prepare, file, prosecute, and maintain the Biogen-Prosecuted Patent Rights or C4’s right to prepare, file, prosecute, and maintain the C4-Prosecuted Patent Rights, the Parties will, and will cause their Affiliates to, cooperate and implement reasonable patent filing and prosecution strategies (including filing divisionals, continuations or otherwise) so that, to the extent reasonably feasible Product-Specific Patent Rights, Target-Specific Patent Rights, and Collaboration Platform Patent Rights are pursued in mutually exclusive patent applications.

10.4.2	Step-In Right.

(a)

C4’s Rights. If, during the Term, Biogen decides that it is no longer interested in the preparation, filing, prosecution, or maintenance of a particular Biogen First Right Patent Right, then it will promptly provide written notice to C4 of such decision. C4 may, upon written notice to Biogen, assume the preparation, filing, prosecution, and maintenance of such Patent Right at C4’s sole cost and expense. In such event C4 will be responsible for [***] of the costs and expenses of the preparation, filing, prosecution, and maintenance of such Patent Right, and C4 will thereafter be the “Prosecuting Party” with respect thereto for all purposes under this Agreement.

(b)

Biogen’s Rights. If, during the Term, C4 decides that it is no longer interested in the preparation, filing, prosecution, or maintenance of a particular C4 First Right Patent Right, then it will promptly provide written notice to Biogen of such decision. Biogen may, upon written notice to C4, assume the preparation, filing, prosecution, and maintenance of such Patent Right at Biogen’s sole cost and expense. In such event Biogen will be responsible for [***] of the costs and expenses of the preparation, filing, prosecution, and maintenance of such Patent Right and Biogen will thereafter be the “Prosecuting Party” with respect thereto for all purposes under this Agreement.

10.4.3

Defense of Patent Rights. As between the Parties, the Party controlling the preparation, filing, prosecution, and maintenance of any Patent Right under this Section 10.4 (Patent Prosecution and Maintenance) will have the right, but not the obligation, to defend against a declaratory judgment action, inter partes review, opposition proceeding, interference, or other action challenging any such patent, other than with respect to (a) any counter-claims or defenses in any Infringement Action brought by the other Party pursuant to Section 10.5.2 (Infringement Actions), or (b) any action by a Third Party in response to an Infringement Action brought by the other Party, which, in both cases ((a) and (b)), will be controlled by such other Party.

10.4.4

Cooperation and Coordination. The non-Prosecuting Party will (a) obtain and deliver to the Prosecuting Party any necessary documents for the Prosecuting Party to exercise its rights to prepare, prosecute, defend, and maintain all Patent Rights pursuant to Section 10.4.1 (Right to File and Prosecute) or Section 10.4.2 (Step-In Right), as applicable, (b) render all signatures that will be necessary in connection with all such patent filings, and (c) assist the Prosecuting Party in all other reasonable ways that are necessary for the issuance of those Patent Rights for which such Prosecuting Party is responsible, as well as for the preparation, prosecution, defense, and maintenance of such Patent Rights. Additionally, prior to the assignment of Product-Specific Technology and Target-Specific Technology to Biogen in accordance with Section 10.2.2(a) (Assignment), the Parties will consult no less than [***] per Calendar Year regarding the prosecution, defense, and maintenance of all Patent Rights pursuant to Section 10.4.1 (Right to File and Prosecute) or Section 10.4.2 (Step-In Right), as applicable. The purpose of such consultation will be to ensure, to the extent reasonable, that the prosecution, defense, and maintenance of the C4-Prosecuted Patent Rights does not adversely affect the prosecution, defense, and maintenance of the Biogen-Prosecuted Patent Rights, and vice versa.

10.5	Patent Enforcement.

10.5.1

Third Party Infringement. During the Term, the Parties will promptly inform each other in writing if either Party becomes aware of any suspected, threatened, or actual infringement by any Third Party of any Biogen Licensed Patent Rights, C4 Licensed Patent Rights, or Joint Patent Rights (an “Infringement”), including any Infringement that arises as a result of the making, using, offering to sell, selling, or importing of a product that would be competitive with a Product in the Territory (a “Competing Infringement”). Each Party will provide any available evidence of such Infringement with such notification.

10.5.2	Infringement Actions.

(a)	Infringement Actions for Competing Infringements.

(i)

Biogen Rights. During the Term, Biogen will have (A) the sole right, but not the obligation, to initiate an infringement, misappropriation, or other appropriate suit (an “Infringement Action”) against any Competing Infringement with respect to any Biogen Patent Rights, and (B) the first right, but not the obligation, to initiate an Infringement Action against a Competing Infringement with respect to any C4 Licensed Patent Rights or Joint Patent Rights, in each case ((A) and (B)), at Biogen’s sole discretion and at Biogen’s sole cost and expense.

(ii)

C4 Rights. During the Term, if Biogen fails to initiate an Infringement Action against any Competing Infringement with respect to any C4 Licensed Patent Rights, or Joint Patent Rights within [***] after written notice of such Competing Infringement is first provided by a Party under Section 10.5.1 (Third Party Infringement), then C4 will have the right to initiate and control an Infringement Action with respect to such Competing Infringement by counsel of its own choice, at its own discretion and at C4’s cost and expense and Biogen will have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided that if Biogen notifies C4 during such [***] period that it is electing in good faith not to institute any Infringement Action against such Competing Infringement for strategic reasons, then C4 will not have the right to initiate and control any Infringement Action with respect to such Competing Infringement.

(b)

Infringement Actions for Other Infringements. During the Term, (i) Biogen will have the sole right, but not the obligation, to initiate an Infringement Action against any Infringement that is not a Competing Infringement with respect to any Biogen-Prosecuted Patent Rights, at Biogen’s sole discretion and at Biogen’s sole cost and expense, and (ii) C4 will have the sole right, but not the obligation, to initiate an Infringement Action against any Infringement that is not a Competing Infringement with respect to any C4-Prosecuted Patent Rights, at C4’s sole discretion and at C4’s sole cost and expense.

(c)

Procedures. If the Party having the right to initiate an Infringement Action under this Section 10.5.2 (Infringement Actions) (the “Initiating Party”) desires to initiate such Infringement Action but may not do so due to Applicable Law or regulation (even as the assignee or exclusive licensee of such infringed Patent Right), then such Initiating Party may require that the other Party join as a named party in such action or itself initiate such Infringement Action, at the Initiating Party’s sole cost and expense. The Initiating Party will take the lead in the control and conduct of any such Infringement Action under this Section 10.5.2 (Infringement Actions) and will keep the other Party reasonably informed of any such Infringement Action, and the other Party will reasonably assist the Initiating Party in any such Infringement Action under this Section 10.5.2 (Infringement Actions) at the Initiating Party’s expense. In no event may the Initiating Party settle any such Infringement Action in a manner that would limit the rights of the other Party or impose any obligation on the other Party, in each case, without the other Party’s prior written consent, which consent will not be unreasonably withheld, delayed, or conditioned.

(d)

Recoveries. Any amount recovered in any Infringement Action under this Section 10.5.2 (Infringement Actions), including any amount recovered in any settlement of such Infringement Action, will first be used to reimburse each Party’s costs and expenses with respect to such Infringement Action (which reimbursement will be on a pro rata basis to the extent such costs and expenses exceed such recovered amount, provided that Biogen may carry forward and deduct from any future payments due to C4 under this Agreement any such costs and expenses of Biogen that are not reimbursed) and will thereafter be for (a) with respect to any Competing Infringement, the benefit of Biogen; provided, however, that to the extent any such amount is awarded as compensation for lost profits relating to sales of Products, then such amount will, on a Product-by-Product basis, be deemed to be Net Sales of such Product and C4 will receive royalties on such deemed Net Sales pursuant to Section 7.6 (Royalties), and (b) with respect to any Infringement that is not a Competing Infringement, for the benefit of the Initiating Party.

10.6

Defense of Claims. C4 will promptly inform Biogen in writing if C4 receives written, or otherwise becomes aware, of alleged infringement, misappropriation, or other violation of a Third Party’s Intellectual Property based upon C4’s performance of its obligations or exercise of its rights hereunder. Except as otherwise set forth under this Agreement (including under Article 11 (Indemnification)), C4 will be solely responsible for the defense of any such claim brought against it. C4 will each keep Biogen advised of all material developments in the conduct of any proceedings in defending any claim of alleged infringement, misappropriation, or other violation related to any Degraders or Products and will reasonably cooperate with Biogen in the conduct of such defense. In no event may C4 settle any such infringement, misappropriation, or other violation claim in a manner that would limit the rights of Biogen or impose any obligation on Biogen, in each case, without Biogen’s prior written consent, which consent will not be unreasonably withheld, delayed, or conditioned.

10.7

Patent Listing. Biogen will have the full and exclusive right, in its sole discretion, to determine and control the listing of any C4 Licensed Patent Right, Joint Collaboration Patent Right, or Biogen Patent Right in the then-current edition of the United States Food and Drug Administration publication “Approved Drug Products with Therapeutic Equivalence Evaluations” in connection with the Regulatory Approval of any Product, or in equivalent patent listings in any other country within the Territory.

10.8

Patent Term Extensions. Biogen will have the full and exclusive right and discretion to determine and control all filings of requests for patent term extensions, supplementary protection certificates, or equivalents thereto in any country in the Territory, in each case where applicable to a Product (hereinafter “Patent Term Extensions”), including for any C4 Licensed Patent Right, Joint Collaboration Patent Right, or Biogen Patent Right. All costs and expenses relating to the Patent Term Extensions will be born solely by Biogen. Upon request of Biogen and at Biogen’s cost and expense, C4 will provide support, assistance, and all necessary documents, in full executed form if needed, to Biogen for the purpose of supporting, filing, obtaining, and maintaining Patent Term Extensions.

10.9

Summary of Activities. Upon the request of either Party, the Prosecuting Party will provide to the other Party, no more frequently than on an annual basis, a written report summarizing all material activities undertaken by such Prosecuting Party in the preceding Calendar Year with respect to the preparation, filing, prosecution, maintenance, enforcement, and defense of the Biogen-Prosecuted Patent Rights or C4-Prosecuted Patent Rights (as applicable) in the exercise of the rights granted to such Prosecuting Party under this Article 10 (Intellectual Property). Such report will be considered the Confidential Information of the Prosecuting Party.

ARTICLE 11 INDEMNIFICATION

11.1

Indemnification by C4. C4 will indemnify, defend, and hold harmless Biogen, its Affiliates, Sublicensees, distributors and each of its and their respective employees, officers, directors, and agents (each, a “Biogen Indemnified Party”) from and against any and all liabilities, losses, damages, expenses (including reasonable attorneys’ fees and expenses), and costs (collectively, a “Liability”) that the Biogen Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

[***]

11.2

Indemnification by Biogen. Biogen will indemnify, defend, and hold harmless C4, each of its Affiliates, and each of its and its Affiliates’ employees, officers, directors, and agents (each, a “C4 Indemnified Party”) from and against any and all Liabilities that the C4 Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of:

[***]

11.3

Procedure. Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder. In case any proceeding (including any governmental investigation) will be instituted involving any Party in respect of which indemnity may be sought pursuant to this Article 11 (Indemnification), such Party (the “Indemnified Party”) will promptly notify the other Party (the “Indemnifying Party”) in writing and the Indemnifying Party and Indemnified Party will meet to discuss how to respond to any claims that are the subject matter of such proceeding. The Indemnified Party will cooperate fully with the Indemnifying Party in defense of such matter. In any such proceeding, the Indemnified Party will have the right to retain its own counsel, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party will have agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both Parties by the same counsel would be inappropriate due to actual or potential differing interests between them. All such fees and expenses will be reimbursed as they are incurred. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there is a final judgment for the plaintiff, then the Indemnifying Party agrees to indemnify the Indemnified Party from and against any Liability by reason of such settlement or judgment. The Indemnifying Party will not, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or could have been, a party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on claims that are the subject matter of such proceeding.

ARTICLE 12 TERM AND TERMINATION

12.1

Term. This Agreement will commence upon the Effective Date and, if not otherwise terminated earlier pursuant to this Article 12 (Term and Termination), will continue, on a Product-by-Product and country-by-country basis, in full force and effect until the expiration of the Royalty Term applicable to such Product and such country (the “Term”).

12.2	Termination for Cause.

12.2.1

By Biogen. In the event of a material breach of this Agreement by C4, which material breach remains uncured for [***] measured from the date of written notice of such material breach by Biogen that identifies the material breach and the actions or conduct that Biogen considers would be an acceptable cure of such material breach, Biogen may terminate this Agreement in whole or with respect to one or more Development Candidates, Products, or Collaboration Targets at any time during the Term of this Agreement by written notice of termination to C4.

12.2.2

By C4. In the event of a material breach of this Agreement by Biogen, which material breach remains uncured for [***] measured from the date written of written notice of such material breach by C4 that identifies the material breach and the actions or conduct that it considers would be an acceptable cure of such material breach, C4 may terminate this Agreement solely with respect to those Development Candidates, Products, or Collaboration Targets to which such material breach relates at any time during the Term of this Agreement by written notice of termination to Biogen.

12.2.3

Disputes Regarding Material Breach. In case the Party alleged by the other Party to have committed a material breach under Section 12.2.1 (By Biogen) or Section 12.2.2 (By C4) (the “Defaulting Party”) disputes occurrence of such material breach (the “Non-Defaulting Party”), then the issue of whether the Non-Defaulting Party may properly terminate this Agreement on expiration of the applicable cure period will be resolved in accordance with Section 13.8 (Dispute Resolution). If as a result of such dispute resolution process, it is determined that the Defaulting Party committed a material breach of this Agreement and the Defaulting Party does not cure such material breach within [***] after the date of such determination, (the “Additional Cure Period”), then such termination will be effective as of the expiration of the Additional Cure Period. If the Parties dispute whether such material breach was so cured, then such dispute will also be determined in accordance with Section 13.8 (Dispute Resolution). This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding and the cure periods set forth in Section 12.2.1 (By Biogen) or Section 12.2.2 (By C4), as applicable, and any Additional Cure Period, in each case, will be tolled during any such dispute resolution proceeding, such proceeding will not suspend any obligations of either Party hereunder, and each Party will use reasonable efforts to mitigate any damage. If as a result of such dispute resolution proceeding it is determined that the Defaulting Party did not commit such material breach (or such material breach was cured in accordance with this Section 12.2 (Termination for Cause)), then no termination will be effective, and this Agreement will continue in full force and effect.

12.3

Termination for Insolvency. To the extent permitted by Applicable Law, either Party may terminate this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate will only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof. In the event of any termination pursuant to this Section 12.3 (Termination for Insolvency):

12.3.1

All rights and licenses now or hereafter granted by C4 to Biogen under or pursuant to this Agreement are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code. Upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by C4, C4 agrees that Biogen, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. C4 will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property rights licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property rights within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples, and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, the C4 Licensed Technology, Results, and all information related to the C4 Licensed Technology. If (A) a case under the U.S. Bankruptcy Code is commenced by or against C4, (B) this Agreement is rejected as provided in the U.S. Bankruptcy Code, and (C) Biogen elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, C4 (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:

(a)

provide Biogen with all such intellectual property rights (including all embodiments thereof) held by C4 and such successors and assigns, or otherwise available to them, immediately upon Biogen’s written request. Whenever C4 or any of its successors or assigns provides to Biogen any of the intellectual property rights licensed hereunder (or any embodiment thereof) pursuant to this Section 12.3.1(a) (Termination for Insolvency), Biogen will have the right to perform C4’s obligations hereunder with respect to such intellectual property rights, but neither such provision nor such performance by Biogen will release C4 from liability resulting from rejection of the license or the failure to perform such obligations; and

(b)

not interfere with Biogen’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property rights (including such embodiments), including any right to obtain such intellectual property rights (or such embodiments) from another entity, to the extent provided in Section 365(n) of the U.S. Bankruptcy Code.

12.3.2

All rights, powers, and remedies of Biogen provided in this Section 12.3 (Termination for Insolvency) are in addition to and not in substitution for any other rights, powers, and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect to C4. The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):

(a)

the right of access to any intellectual property rights (and all embodiments thereof) of C4, or any Third Party with whom C4 contracts to perform any obligation of C4 under this Agreement, and, in the case of any such Third Party, that is necessary for the Exploitation of Degraders or Products; and

(b)	the right to contract directly with any Third Party to complete the contracted work.

12.4

Termination for Convenience. Biogen will be entitled to terminate this Agreement, in whole or with respect to one or more Development Candidates, Products, or Collaboration Targets, at its sole discretion at any time upon [***] prior written notice to C4 thereof.

12.5	Effects of Termination.

12.5.1	Generally. Upon termination of the Agreement in whole or with respect to one or more Development Candidates, Products, or Collaboration Targets:

(a)

The Receiving Party will promptly return to the other Party or destroy all Confidential Information of the Disclosing Party that is solely related to any terminated Development Candidate, Product, or Collaboration Target in accordance with Section 9.3 (Return of Confidential Information); and

(b)

Except as expressly set forth in this Agreement, all licenses granted by a Party to the other Party under this Agreement with respect to any terminated Development Candidate, Product, or Collaboration Target will immediately terminate.

12.5.2

Knowledge Transfer. Upon termination of the Agreement in its entirety or with respect to one or more Development Candidates, Products, or Collaboration Targets by Biogen (a) pursuant to Section 12.2.1 (By Biogen) in the event of an uncured material breach by C4 or (b) Section 12.3 (Termination for Insolvency) in the event of C4’s insolvency, in each case ((a) and (b)), to the extent not provided by the effective date of termination of this Agreement pursuant to Section 5.1 (Technology Transfer) or Section 6.3 (Manufacturing Technology Transfer): C4 will promptly transfer to Biogen, on a Product-by-Product basis, all Results, Deliverables, and Sandbox Technology, the costs of which transfer will be borne by C4.

12.5.3

C4 Right of Reversion. Upon termination of the Agreement by C4 pursuant to Section 12.2.2 (By C4) or Section 12.4 (Termination for Convenience), in whole or with respect to one or more Development Candidates, Products, or Collaboration Targets: Biogen will assign to C4 Biogen’s rights, title, and interests in and to any Product-Specific Patent Rights that (a) were assigned to Biogen pursuant to Section 10.2.2(a) (Assignment) and (b) Cover such terminated Development Candidates, Products, or Collaboration Targets.

12.6

Alternative Remedy in Lieu of Termination. If, during the Collaboration Term, Biogen has the right to terminate this Agreement pursuant to [***], then in addition to any other remedies available to Biogen at law or in equity, in lieu of terminating this Agreement Biogen may, in its sole discretion, exercise an alternative remedy as follows:

[***]

For the avoidance of doubt, except as set forth in this Section 12.6 (Alternate Remedy in Lieu of Termination), if Biogen exercises the alternative remedy set forth above in this Section 12.6 (Alternate Remedy in Lieu of Termination), then all rights and obligations of both Parties under this Agreement will continue unaffected, unless and until this Agreement is subsequently terminated by either Party pursuant to this Article 12 (Term and Termination).

12.7

Rights Accruing Prior to Expiration or Termination. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. Any expiration or termination of this Agreement will be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including any payment obligation that accrued prior to the effective date of such expiration or termination.

12.8

Survival. The following provisions, as well as any other provisions which by their nature are intended to survive termination or expiration, will survive termination or expiration of this Agreement: Article 1 (Definitions), Section 2.1.3 (C4 Collaboration Technology License), Section 3.3 (Records), Section 7.11 (Financial Audits), Section 8.4 (Disclaimer of Warranties), Section 8.5 (Limitation of Liability), Article 9 (Confidentiality), Section 10.1.1 (Inventions), Section 10.3 (Joint Technology), Section 10.4 (Patent Prosecution and Maintenance), Section

12.9

(Patent Enforcement), Section 10.6 (Defense of Claims), Section 10.7 (Patent Listing), Section 10.8 (Patent Term Extensions), Article 11 (Indemnification), Section 12.1 (solely in the case of expiration), Section 12.5 (Effects of Termination), this Section 12.8 (Survival), and Article 13 (Miscellaneous).

ARTICLE 13 MISCELLANEOUS

13.1

Assignment. Neither this Agreement nor any interest hereunder will be assignable by C4 without the prior written consent of Biogen, except as follows: (a) C4 may, subject to the terms of this Agreement, assign its rights and obligations under this Agreement in whole to its successor-in- interest in connection with the sale of all or substantially all of its assets to which this Agreement relates, whether in a merger, acquisition, or similar transaction or series of related transactions, provided that such sale is not primarily for the benefit of its creditors, and (b) C4 may assign its rights and obligations under this Agreement to any of its Affiliates, provided that C4 will remain liable for all of its rights and obligations under this Agreement. Biogen may freely assign this Agreement or any interest hereunder, in whole or in part. C4 will promptly notify Biogen of any assignment or transfer under the provisions of this Section 13.1 (Assignment). This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 13.1 (Assignment) will be null, void, and of no legal effect.

13.2

Entire Agreement; Amendments. This Agreement sets forth the entire agreement between the Parties and supersedes all previous and contemporaneous negotiations, representations, or agreements, written or oral, regarding the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the Candidate Development Programs and the licenses granted hereunder are superseded by the terms of this Agreement, including the Confidentiality Agreement, which Confidentiality Agreement is hereby terminated effective as of the Effective Date. This Agreement may be amended only by an instrument in writing duly executed on behalf of the Parties. In case of inconsistencies between this Agreement and any Schedule hereof, the terms of this Agreement will prevail unless agreed to explicitly that the Schedule should prevail.

13.3

Force Majeure. Neither Party will be liable or deemed in default for failure to perform any duty or obligation that such Party may have under this Agreement where such failure has been occasioned by any act of God, fires, earthquakes, strikes and labor disputes, acts of war, terrorism, civil unrest, or intervention of any Governmental Authority, and occurring without its fault or negligence; provided that the Party affected will promptly notify the other of the force majeure condition and will exert all reasonable efforts to eliminate, cure, or overcome any such causes and to resume performance of its obligations as soon as possible.

13.4

Waiver. The failure of either Party to require performance by the other Party of any of that other Party’s obligations under this Agreement will in no manner affect the right of such Party to enforce the same at a later time. No waiver by any Party of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement will be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation, or warranty hereof. The remedies provided in this Agreement are not exclusive and the Party suffering from a breach or default of this Agreement may pursue all other remedies, both legal and equitable, alternatively, or cumulatively.

13.5

Severability. If any provision or portion thereof in this Agreement is for any reason held to be invalid, illegal, or unenforceable, then the same will not affect any other portion of this Agreement and its validity, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity, and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such provision or portion thereof had never been contained in this Agreement, and there will be deemed substituted therefore such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law unless doing so would have the effect of materially altering the right and obligations of the Parties in which event this Agreement may be terminated by mutual written agreement of the Parties.

13.6

Notices. All notices that are required or permitted hereunder will be in writing and sufficient if delivered by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, and in each case, addressed as follows (with a courtesy copy sent by email, which will not constitute notice):

If to C4:

C4 Therapeutics, Inc.

490 Arsenal Street

Watertown, MA 02474

U.S.A.

Attention: Chief Executive Officer

E-mail: aphillips@c4therapeutics.com

With a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Lawrence S. Wittenberg

E-mail: lwittenberg@goodwinprocter.com

If to Biogen:

Biogen MA Inc.

225 Binney Street

Cambridge, MA 02142

Attention: Chief Legal Officer

E-mail: legaldepartment@biogen.com

With a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attention: Mark W. Bellomy, Esq.

Email: mark.bellomy@ropesgray.com

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) on the Business Day after dispatch if sent by internationally-recognized overnight courier; or (b) on the fifth Business Day after dispatch if sent by registered or certified mail, postage prepaid, return receipt requested.

13.7

Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to conflict of law principles thereof.

13.8

Dispute Resolution. Any dispute arising out of or in connection with this Agreement (except for disputes arising at the JSC, which will be resolved pursuant to Section 4.2.4 (Decision Making Authority)) will be settled, if possible, through good faith negotiations between the Parties. If the Parties are unable to settle such dispute within [***] after first considering such dispute, then such dispute will be referred to the Chief Executive Officer of C4 and the Executive Vice President, Research & Development of Biogen (the “Executive Officers”). The Executive Officers of both Parties will meet to attempt to resolve such dispute. Such resolution, if any, of a referred issue will be final and binding on the Parties. All negotiations pursuant to this Section 13.8 (Dispute Resolution) are confidential and will be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the Executive Officers cannot resolve such dispute within [***] after either Party requests such a meeting in writing, then either Party will have the right to pursue any and all remedies available at law or equity, consistent with Section 13.9 (Jurisdiction; Venue).

13.9

Jurisdiction; Venue. Each Party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action, or other proceeding arising out of this Agreement or out of any transaction contemplated hereby. Each Party agrees to commence any such action, suit, or proceeding either in the United States District Court for the Southern District of New York or if such suit, action, or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum. Each Party irrevocable consents to service of process in the manner provided under Section 13.6 (Notices) or by first class certified mail, return receipt requested, postage prepaid. THE PARTIES EXPRESSLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

13.10

Relationship of the Parties. Nothing in this Agreement is intended or will be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party will incur any debts or make any commitments for the other. There are no express or implied third party beneficiaries hereunder (except for Biogen Indemnified Parties and C4 Indemnified Parties for purposes of Sections 11.1 (Indemnification by C4) or 11.2 (Indemnification by Biogen), as applicable).

13.11

Performance by Affiliates. Each Party recognizes that the other Party may perform some or all of its obligations under this Agreement through Affiliates to the extent permitted under this Agreement; provided, however, that such other Party will remain responsible for the performance by its Affiliates as if such obligations were performed by such other Party.

13.12

Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity will be construed to include the person’s or entity’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Schedules will be construed to refer to Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or,” and (l) references to any Sections include Sections and subsections that are part of the related Section (e.g., a section numbered “Section 2.2” would be part of “Section 2”, and references to “Section 2.2” would also refer to material contained in the subsection described as “Section 2.2(a)”).

13.13

Further Assurances. Each of C4 and Biogen agrees to duly execute and deliver, or cause to be duly executed or delivered, such further instruments and do and cause to be done such further acts, including the filing of additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

13.14

Counterparts. This Agreement may be executed in counterparts, all of which taken together will be regarded as one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers.

BIOGEN MA INC.

By:	/s/ Anabella Villalobos
Name:	Anabella Villalobos
Title:	Senior Vice President

Date:	December 28, 2018

C4 THERAPEUTICS, INC.

By:	/s/ Andrew J. Phillips
Name:	Andrew J. Phillips
Title:	CEO & President

Date:	December 28, 2018

[Signature Page to Collaborative Research and License Agreement]

SCHEDULE 1.42

C4 LICENSED PATENT RIGHTS

[***]

[***]

CANDIDATE DEVELOPMENT PLAN FOR [***]

[***]

SCHEDULE 3.1.3(B)

CANDIDATE DEVELOPMENT PLAN FOR [***]

[***]

[***]

CANDIDATE DEVELOPMENT PLAN FOR [***]

[***]

SCHEDULE 3.1.9

FORM OF CANDIDATE DEVELOPMENT FINANCIAL REPORT

[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

A-6

SCHEDULE 4.1.1

CONTACT LIST

Name	Role	Email	Phone Number
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

SCHEDULE 9.9.2

PRESS RELEASE

[To be provided]